                                                                     EXHIBIT 4.1



                      JOHNS MANVILLE INTERNATIONAL, INC.



                      $200,000,000 Series A Senior Notes



                   $75,000,000 7.71% Series A Senior Notes,
                          Tranche 1, Due July 7, 2006

                   $125,000,000 7.92% Series A Senior Notes,
                          Tranche 2, Due July 7, 2009

                                ---------------
                            NOTE PURCHASE AGREEMENT
                                ---------------



                              Dated July 7, 1999

1.   AUTHORIZATION OF NOTES.................................................   1

2.   SALE AND PURCHASE OF NOTES.............................................   1

     2.1     Series A Notes.................................................   1

     2.2     Additional Series of Notes.....................................   2

3.   CLOSING................................................................   3

4.   CONDITIONS TO CLOSING..................................................   3

     4.1     Representations and Warranties..................................  3

     4.2     Performance; No Default.........................................  3

     4.3     Compliance Certificates.........................................  4

     4.4     Opinions of Counsel.............................................  4

     4.5     Purchase Permitted By Applicable Law, etc.......................  4

     4.6     Sale of Other Notes.............................................  4

     4.7     Payment of Special Counsel Fees.................................  4

     4.8     Private Placement Number........................................  5

     4.9     Changes in Corporate Structure..................................  5

     4.10    Proceedings and Documents.......................................  5

     4.11    Delivery of Company and Issuer Documents........................  5

     4.12    Conditions to Issuance of Additional Notes......................  6

5.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY
     AND THE ISSUER..........................................................  6

     5.1     Organization; Power and Authority...............................  6

     5.2     Authorization, etc..............................................  7

     5.3     Disclosure......................................................  7

     5.4     Organization and Ownership of Shares of Subsidiaries;
             Affiliates......................................................  7

     5.5     Financial Statements............................................  8

     5.6     Compliance with Laws, Other Instruments, etc....................  8

     5.7     Governmental Authorizations, etc................................  9

     5.8     Litigation; Observance of Agreements, Statutes and Orders.......  9

     5.9     Taxes...........................................................  9

     5.10    Title to Property; Leases....................................... 10

     5.11    Licenses, Permits, etc.......................................... 10

     5.12    Compliance with ERISA........................................... 10

     5.13    Private Offering by the Issuer.................................. 11

     5.14    Use of Proceeds; Margin Regulations............................. 11

     5.15    Existing Debt; Future Liens..................................... 12

     5.16    Foreign Assets Control Regulations, etc......................... 12

     5.17    Status under Certain Statutes................................... 12

     5.18    Environmental Matters........................................... 13

     5.19    Year 2000....................................................... 13

6.   REPRESENTATIONS OF THE PURCHASER........................................ 13

     6.1     Purchase for Investment......................................... 13

     6.2     Source of Funds................................................. 13

7.   INFORMATION AS TO COMPANY AND ISSUER.................................... 14

     7.1     Financial and Business Information.............................. 14

     7.2     Officer's Certificate........................................... 17

     7.3     Inspection...................................................... 17

8.   PREPAYMENT OF THE NOTES................................................  18

     8.1     Required Prepayments...........................................  18

     8.2     Optional Prepayments with Make-Whole Amount....................  18

     8.3     Change in Control..............................................  19

     8.4     Allocation of Partial Prepayments..............................  20

     8.5     Maturity; Surrender, etc.......................................  20

     8.6     Purchase of Notes..............................................  20

     8.7     Make-Whole Amount..............................................  21

9.   AFFIRMATIVE COVENANTS..................................................  22

     9.1     Compliance with Law............................................  22

     9.2     Insurance......................................................  22

     9.3     Maintenance of Properties......................................  23

     9.4     Payment of Taxes and Claims....................................  23

     9.5     Corporate Existence, etc.......................................  23

     9.6     Execution of Subsidiary Guaranty...............................  23

10.  NEGATIVE COVENANTS.....................................................  24

     10.1    Transactions with Affiliates...................................  24

     10.2    Merger, Consolidation, Sale of Assets, etc.....................  25

     10.3    Liens..........................................................  27

     10.4    Minimum Consolidated Net Worth.................................  29

     10.5    Limitation on Consolidated Debt................................  29

     10.6    Nature of Business.............................................  30

11.  EVENTS OF DEFAULT......................................................  30

12.  REMEDIES ON DEFAULT, ETC...............................................  32

     12.1    Acceleration...................................................  32

     12.2    Other Remedies.................................................  33

     12.3    Rescission.....................................................  33

     12.4    No Waivers or Election of Remedies, Expenses, etc..............  33

13.  REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES..........................  34

     13.1    Registration of Notes..........................................  34

     13.2    Transfer and Exchange of Notes.................................  34

     13.3    Replacement of Notes...........................................  34

14.  PAYMENTS ON NOTES......................................................  35

     14.1    Place of Payment...............................................  35

     14.2    Home Office Payment............................................  35

15.  EXPENSES, ETC..........................................................  35

     15.1    Transaction Expenses...........................................  35

     15.2    Survival.......................................................  36

16.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
     ENTIRE AGREEMENT.......................................................  36

17.  AMENDMENT AND WAIVER...................................................  36

     17.1    Requirements...................................................  36

     17.2    Solicitation of Holders of Notes...............................  37

     17.3    Binding Effect, etc............................................  37

     17.4    Notes held by Issuer, etc......................................  37

18.  NOTICES................................................................  38

19.  REPRODUCTION OF DOCUMENTS..............................................  38

20.  CONFIDENTIAL INFORMATION...............................................  39

21.  SUBSTITUTION OF PURCHASER..............................................  40

22.  GUARANTY...............................................................  40

     22.1    Guaranty.......................................................  40

     22.2    Terms of Guaranty..............................................  40

23.  MISCELLANEOUS..........................................................  42

     23.1    Successors and Assigns.........................................  42

     23.2    Payments Due on Non-Business Days..............................  42

     23.3    Severability...................................................  42

     23.4    Construction...................................................  43

     23.5    Counterparts...................................................  43

     23.6    Governing Law..................................................  43

     SCHEDULE A              -   INFORMATION RELATING TO PURCHASERS

     SCHEDULE B              -   DEFINED TERMS

     SCHEDULE 4.9            -   Changes in Corporate Structure

     SCHEDULE 5.3            -   Disclosure Materials

     SCHEDULE 5.4            -   Subsidiaries and Ownership of Subsidiary Stock

     SCHEDULE 5.5            -   Financial Statements

     SCHEDULE 5.8            -   Certain Litigation

     SCHEDULE 5.11           -   Patents, etc.

     SCHEDULE 5.14           -   Use of Proceeds

     SCHEDULE 5.15           -   Existing Debt

     SCHEDULE 10.3           -   Liens

     EXHIBIT 1-A-1           -   Form of 7.71% Series A Senior Note, Tranche 1,
                                 due 2006

     EXHIBIT 1-A-2           -   Form of 7.92% Series A Senior Note, Tranche 2,
                                 due 2009

     EXHIBIT 4.4(a)          -   Matters to Be Covered in Opinion of Assistant
                                 General Counsel to the Company, the Issuer and the Subsidiary Guarantors

     EXHIBIT 4.4(b)          -   Form of Opinion of Special Counsel for the
                                 Purchasers

     EXHIBIT 9.6(a)          -   Form of Subsidiary Guaranty

     EXHIBIT S               -   Form of Supplement to Note Purchase Agreements

                      JOHNS MANVILLE INTERNATIONAL, INC.
                          JOHNS MANVILLE CORPORATION
                                717 17th Street
                            Denver, Colorado  80202


           7.71% Series A Senior Notes, Tranche 1, due July 7, 2006

           7.92% Series A Senior Notes, Tranche 2, due July 7, 2009



                                                                    July 7, 1999

TO EACH OF THE PURCHASERS LISTED IN
     THE ATTACHED SCHEDULE A:

Ladies and Gentlemen:

          Each of the undersigned, Johns Manville International, Inc., a Delaware corporation (the "Issuer"), and Johns Manville Corporation, a Delaware corporation (the "Company"), agrees with you as follows:

1.  AUTHORIZATION OF NOTES.

          The Issuer will authorize the issue and sale of $200 million aggregate principal amount of its Series A Senior Notes, comprised of $75 million 7.71% Series A Senior Notes, Tranche 1, due July 7, 2006 (the "Series A Notes, Tranche 1") and $125 million 7.92% Series A Senior Notes, Tranche 2, due July 7, 2009 (the "Series A Notes, Tranche 2" and, together with the Series A Notes, Tranche 1, the "Series A Notes", such latter term to include any such notes issued in substitution therefor pursuant to Section 13 of this Agreement or the Other Agreements (as hereinafter defined)). The Series A Notes, Tranche 1, shall be substantially in the form set out in Exhibit 1-A-1, and the Series A Notes, Tranche 2, shall be substantially in the form set out in Exhibit 1-A-2, in each case with such changes therefrom, if any, as may be approved by you and the Issuer. The Notes shall at all times be guaranteed by the Company pursuant to the terms hereof and by the Subsidiary Guarantors, if any, pursuant to the Subsidiary Guaranty. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

2.  SALE AND PURCHASE OF NOTES.

2.1 Series A Notes.

          Subject to the terms and conditions of this Agreement, the Issuer will issue and sell to you and you will purchase from the Issuer, at the Closing provided for in Section 3, Series A Notes in the principal amount specified opposite your name in Schedule A at the purchase price of 100% of the principal amount thereof. Contemporaneously with entering into this Agreement, the Company and the Issuer are entering into separate Note Purchase Agreements (the "Other Agreements") identical with this Agreement with each of the other purchasers named in Schedule A (the "Other Purchasers"), providing for the sale at such Closing to each of the Other Purchasers of Notes in the principal amount specified opposite its name in Schedule A. Your obligation hereunder and the obligations of the Other Purchasers under the Other Agreements are several and not joint obligations and you shall have no obligation under any Other Agreement and no liability to any Person for the performance or non-performance by any Other Purchaser thereunder.

2.2  Additional Series of Notes.

          The Issuer may, from time to time, in its sole discretion but subject to the terms hereof, issue and sell one or more additional Series of its unsecured promissory notes under the provisions of this Agreement and the Other Agreements (collectively, the "Agreements") pursuant to a supplement (a "Supplement") substantially in the form of Exhibit S. Each additional Series of Notes (the "Additional Notes") issued pursuant to a Supplement shall be subject to the following terms and conditions:

          (a) each Series of Additional Notes, when so issued, shall be differentiated from all previous series by sequential alphabetical designation inscribed thereon;

          (b) Additional Notes of the same Series may consist of more than one different and separate tranches and may differ with respect to outstanding principal amounts, maturity dates, interest rates and premiums, if any, and price and terms of redemption or payment prior to maturity, but all such different and separate tranches of the same Series shall vote as a single class and constitute one Series;

          (c) each Series of Additional Notes shall be dated the date of issue, bear interest at such rate or rates, mature on such date or dates, be subject to such mandatory and optional prepayment on the dates and at the premiums, if any, have such additional or different conditions precedent to closing, such representations and warranties and such additional covenants as shall be specified in the Supplement under which such Additional Notes are issued;

          (d) each reference to "you" in the Agreements shall be deemed to be a reference to each Additional Purchaser, unless otherwise specified in the applicable Supplement or unless the context otherwise requires;

          (e) each Series of Additional Notes issued under the Agreements shall be in substantially the form of Exhibit 1 to Exhibit S hereto with such variations, omissions and insertions as are necessary or permitted hereunder;

          (f) the minimum principal amount of any Note issued under a Supplement shall be $1,000,000, except as may be necessary to evidence the outstanding amount of any Note originally issued in a denomination of $1,000,000 or more;

          (g) all Additional Notes shall constitute senior Debt of the Issuer and shall rank pari passu with all other outstanding Notes; and

          (h) no Additional Notes shall be issued hereunder if at the time of issuance thereof and after giving effect to such issuance and the application of the proceeds thereof, there exists or would exist any Default or Event of Default.

3.   CLOSING.

          The sale and purchase of the Series A Notes to be purchased by you and the Other Purchasers shall occur at the offices of O'Melveny & Myers LLP, 400 South Hope Street, Los Angeles, California 90071, at 8:00 a.m., Los Angeles time, at a closing (the "Closing") on July 7, 1999 or on such other Business Day thereafter on or prior to July 9, 1999 as may be agreed upon by the Company, the Issuer and you and the Other Purchasers. At the Closing the Issuer will deliver to you the Series A Notes to be purchased by you in the form of a single Series A Note for each Tranche to be purchased (or such greater number of Series A Notes in denominations of at least $100,000 as you may request) dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Issuer or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Issuer to account number 1990472 at Mellon Bank, Pittsburgh, ABA #043000261. If at the Closing the Issuer shall fail to tender such Series A Notes to you as provided above in this
Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

4.   CONDITIONS TO CLOSING.

          Your obligation to purchase and pay for the Series A Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

4.1  Representations and Warranties.

          The representations and warranties of the Company and the Issuer in this Agreement shall be correct when made and at the time of the Closing.

4.2  Performance; No Default.

          Each of the Company and the Issuer shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing (unless so waived by you) and, after giving effect to the issue and sale of the Series A Notes (and the application of the proceeds thereof as contemplated by Schedule 5.14), no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Sections 10.1, 10.3 or
10.5 hereof had such Sections applied since such date.

4.3  Compliance Certificates.

          (a) Officer's Certificate. Each of the Company and the Issuer shall have delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

          (b) Secretary's Certificate. Each of the Company and the Issuer shall have delivered to you a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Agreements and, in the case of the Issuer, the Series A Notes.

4.4  Opinions of Counsel.

          You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing (a) from Dion Persson, Esq., Assistant General Counsel for the Company and the Issuer, covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to you) and (b) from O'Melveny & Myers LLP, your special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as you may reasonably request.

4.5  Purchase Permitted By Applicable Law, etc.

          On the date of the Closing your purchase of Series A Notes shall (i) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (ii) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (iii) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

4.6  Sale of Other Notes.

          Contemporaneously with the Closing, the Issuer shall sell to the Other Purchasers and the Other Purchasers shall purchase the Series A Notes to be purchased by them at the Closing as specified in Schedule A.

4.7  Payment of Special Counsel Fees.

          Without limiting the provisions of Section 15.1, the Company and/or the Issuer shall have paid on or before the Closing the reasonable fees, charges and disbursements actually incurred or to be incurred by your special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company or the Issuer at least one Business Day prior to the Closing.

4.8   Private Placement Number.

          A Private Placement number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Series A Notes, Tranche 1, and for the Series A Notes, Tranche 2.

4.9   Changes in Corporate Structure.

          Except as specified in Schedule 4.9, neither the Company nor the Issuer shall have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

4.10  Proceedings and Documents.

          All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

4.11  Delivery of Company and Issuer Documents.

          On or before the date of the Closing, the Company and the Issuer shall have delivered to you and your special counsel each, unless otherwise noted, dated the date of the Closing:

          (a) Certified copies of each of the Company's and the Issuer's Articles or Certificate of Incorporation, together with a good standing certificate from the Secretary of State of the State of Delaware and a good standing certificate from the State of Colorado, each to be dated a recent date prior to the date of the Closing (which certified copies and good standing certificates need not be originals);

          (b) Copies of each of the Company's and the Issuer's Bylaws, certified as of the date of the Closing by its corporate secretary or an assistant secretary;

          (c) Resolutions of the Board of Directors of each of the Company and the Issuer approving and authorizing the execution, delivery and performance of this Agreement, the Other Agreements and, in the case of the Issuer, the Notes and any other documents, instruments and certificates required to be executed by the Company or the Issuer in connection herewith or therewith, and in the case of the Issuer, approving and authorizing the execution, issuance, sale and delivery of the Notes, each certified by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

          (d) Signature and incumbency certificates of each of the officers of the Company and the Issuer executing the documents referred to in item (c) above, and any other documents, instruments and certificates required to be executed by the Company or the Issuer in connection herewith or therewith; and

          (e) Such other documents as you or your special counsel may reasonably request.

4.12  Conditions to Issuance of Additional Notes.

          The obligations of the Additional Purchasers to purchase Additional Notes pursuant to Section 2.2 shall be subject to the following conditions precedent, in addition to the conditions specified in the Supplement pursuant to which such Additional Notes may be issued:

          (a) Conditions in Agreements. All conditions precedent set forth in Sections 4.1 through 4.11 shall have been satisfied with respect to such Additional Notes (with the applicable Series of such Additional Notes being deemed substituted for "Series A" in such Sections), with such modifications to such Sections, if any, as may be set forth in the Supplement with respect to such Additional Notes.

          (b) Compliance Certificate. A duly authorized Senior Financial Officer of the Company shall execute and deliver to each Additional Purchaser an Officer's Certificate dated the date of issue of such Series of Additional Notes stating that such officer has reviewed the provisions of the Agreements (including any Supplements thereto) and setting forth the information and computations (in sufficient detail) required in order to establish whether the Company is in compliance with the requirements of Sections 10.2, 10.3, 10.4 and
10.5 on such date.

          (c) Execution and Delivery of Supplement. The Company, the Issuer and each such Additional Purchaser shall execute and deliver a Supplement substantially in the form of Exhibit S hereto.

          (d) Representations of Additional Purchasers. Each Additional Purchaser shall have confirmed in the Supplement that the representations set forth in Section 6 are true and correct with respect to such Additional Purchaser on and as of the date of issue of the Additional Notes.

5.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE ISSUER.

          The Company and the Issuer, jointly and severally, represent and warrant to you that:

5.1   Organization; Power and Authority.

          Each of the Company and the Issuer is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Company and the Issuer has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts, to execute and deliver this Agreement and the Other Agreements and, in the case of the Issuer, the Notes and to perform the provisions hereof and thereof.

5.2   Authorization, etc.

          This Agreement, the Other Agreements and, in the case of the Issuer, the Notes, have been duly authorized by all necessary corporate action on the part of the Company and the Issuer, and this Agreement constitutes, and upon execution and delivery thereof each Note, in the case of the Issuer, will constitute, a legal, valid and binding obligation of the Company and the Issuer, as applicable, enforceable against the Company and the Issuer, as applicable, in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.3   Disclosure.

          The Company and the Issuer, through their agent, Banc of America Securities LLC, has delivered to you and each Other Purchaser a copy of a Private Placement Memorandum, dated June 1999 (the "Memorandum"), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Restricted Subsidiaries. Except as disclosed in Schedule 5.3, this Agreement, the Memorandum (other than the sections on the cover page describing Banc of America Securities LLC), the documents, certificates or other writings delivered to you by or on behalf of the Company or the Issuer in connection with the transactions contemplated hereby and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Memorandum or as expressly described in Schedule 5.3, or in one of the documents, certificates or other writings identified therein, or in the financial statements listed in Schedule 5.5, since December 31, 1998, there has been no change in the financial condition, operations, business or properties of the Company or any Restricted Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company or the Issuer that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Memorandum or in the other documents, certificates and other writings delivered to you by or on behalf of the Company or the Issuer specifically for use in connection with the transactions contemplated hereby.

5.4   Organization and Ownership of Shares of Subsidiaries; Affiliates.

          (a) Schedule 5.4 contains (except as noted therein) complete and correct lists (i) of the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary and whether such Subsidiary is a Restricted Subsidiary or an Unrestricted Subsidiary, (ii) of the Company's Affiliates, other than Subsidiaries, and (iii) of the Company's and the Issuer's directors and senior officers.

          (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries (excluding any directors' qualifying shares or shares held by other persons as a result of similar types of arrangements) have been validly issued, are fully paid and nonassessable (except as otherwise disclosed in Schedule 5.4) and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

          (c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts.

          (d) No Subsidiary is a party to, or otherwise subject to, any legal restriction or any agreement (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

5.5   Financial Statements.

          The Company has delivered, or caused to be delivered, to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved, except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

5.6   Compliance with Laws, Other Instruments, etc.

          The execution, delivery and performance by the Company and the Issuer of this Agreement, and in the case of the Issuer, the Notes, will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Restricted Subsidiary under, any Material indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease or any other Material agreement or instrument to which the Company or any Restricted Subsidiary is bound or by which the Company or any

Restricted Subsidiary or any of their respective properties may be bound or affected, except, in each case, for such breaches, defaults, conflicts or violations which could not reasonably be expected to have a Material Adverse Effect, (ii) violate the corporate charter or the by-laws of the Company or any Restricted Subsidiary, (iii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Restricted Subsidiary or (iv) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Restricted Subsidiary.

5.7   Governmental Authorizations, etc.

          Assuming the accuracy of your and the Other Purchasers' representations and warranties set forth in Section 6, no consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by (i) the Company or the Issuer of this Agreement, and (ii) the Issuer of the Notes, except such as may be required under state securities laws.

5.8  Litigation; Observance of Agreements, Statutes and Orders.

          (a) Except as disclosed in Schedule 5.8, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Restricted Subsidiary or any property of the Company or any Restricted Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          (b) Neither the Company nor any Restricted Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.9   Taxes.

          The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate in accordance with GAAP. The Federal income tax liabilities of the Company and its Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended December 31, 1991.

5.10  Title to Property; Leases.

          The Company and its Restricted Subsidiaries have good and sufficient title to their respective properties which they own that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Restricted Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases of the Company or its Restricted Subsidiaries that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all Material respects.

5.11  Licenses, Permits, etc.

          Except as disclosed in Schedule 5.11,

          (a) the Company and its Restricted Subsidiaries own or possess all Material licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known Material conflict with the rights of others;

          (b) to the best knowledge of the Company, no product of the Company or the Issuer infringes in any Material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

          (c) to the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Restricted Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of its Restricted Subsidiaries.

5.12  Compliance with ERISA.

          (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws, except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

          (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities as set forth in the Actuarial Report dated January 1, 1998, prepared by William M. Mercer, Inc. The term "benefit liabilities" has the meaning specified in section 4001 of ERISA and the terms "current value" and "present value" have the respective meanings specified in section 3 of ERISA.

          (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

          (d) The expected postretirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material or has otherwise been disclosed in the most recent audited consolidated financial statements of the Company and its Subsidiaries.

          (e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code, which in either event could reasonably be expected to result in a Material Adverse Effect. The representation by the Company in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of your representation in
Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by you.

5.13  Private Offering by the Issuer.

          Neither the Issuer nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than you, the Other Purchasers and not more than 51 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company, the Issuer nor, to the Company's or the Issuer's knowledge, anyone acting on their behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act. The Company and the Issuer have not retained any Person other than Banc of America Securities LLC as their agent or otherwise to act on their behalf in connection with the offer or sale of the Notes.

5.14  Use of Proceeds; Margin Regulations.

          The Issuer will apply the proceeds of the sale of the Notes as set forth in Schedule 5.14. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of

Regulation U of the Board of Governors of the Federal Reserve System (12 CFR
221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Issuer in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 10% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 10% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U.

5.15  Existing Debt; Future Liens.

          (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Debt of the Company and its Restricted Subsidiaries as of March 31, 1999, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Debt of the Company or its Restricted Subsidiaries, except for normal fluctuations in the ordinary course of business. Neither the Company nor any Restricted Subsidiary is in default, and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of the Company or such Restricted Subsidiary, the outstanding principal amount of which exceeds $5,000,000, and no event or condition exists with respect to any Debt of the Company or any Restricted Subsidiary, the outstanding principal amount of which exceeds $5,000,000, that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

          (b) Except as disclosed in Schedule 5.15, neither the Company nor any Restricted Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by
Section 10.3.

5.16  Foreign Assets Control Regulations, etc.

          Neither the sale of the Notes by the Issuer hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

5.17  Status under Certain Statutes.

          Neither the Company nor any Restricted Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act, as amended.

5.18  Environmental Matters.

          Except as disclosed in the Company's Form 10-K with respect to its fiscal year ended December 31, 1998 or in its Form 10-Q with respect to the three months ended March 31, 1999, the Company conducts in the ordinary course of business a review of the effect of existing Environmental Laws and existing Environmental Claims on the business, operations and properties of the Company and its Subsidiaries, and as a result thereof the Company has reasonably concluded that such Environmental Laws and Environmental Claims would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.19  Year 2000.

          The Company and its Restricted Subsidiaries have implemented measures to have all critical business systems year-2000 compliant in a timely manner, and the advent of the year 2000 and its impact on such business systems is not expected to have a Material Adverse Effect.

6.    REPRESENTATIONS OF THE PURCHASER.

6.1   Purchase for Investment.

          You represent that you are an Institutional Investor and that you are purchasing the Series A Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of your or their property shall at all times be within your or their control. You understand that the Series A Notes have not been registered under the Securities Act or under state securities or "Blue Sky" laws and may be resold only if registered pursuant to the provisions of the Securities Act or applicable state securities or "Blue Sky" laws or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Issuer is not required to register the Series A Notes.

6.2   Source of Funds.

          You represent that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

          (a) the Source is an "insurance company general account" within the meaning of Department of Labor Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995) and there is no employee benefit plan, treating as a single plan, all plans maintained by the same employer or employee organization, with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan, exceed ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement filed with your state of domicile; or

          (b) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

          (c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (c); or

          (d)  the Source is a governmental plan; or

          (e) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph
(e); or

          (f) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms "employee benefit plan", "governmental plan", "party in interest" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

7.    INFORMATION AS TO COMPANY AND ISSUER.

7.1   Financial and Business Information.

          The Company shall deliver, or cause to be delivered, to each holder of Notes that is an Institutional Investor:

          (a) Quarterly Statements -- within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

               (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

               (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer of the Company as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a);

          (b) Annual Statements -- within 110 days after the end of each fiscal year of the Company, duplicate copies of,

               (i) a consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year, and

               (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries, for such year,

     setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances; provided that the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange
     Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(b), and

               (iii)  the Company's proxy statement for such fiscal year.

          (c) SEC and Other Reports -- promptly upon their becoming available, one copy of (i) each financial statement and each report or notice, in each case containing information of a financial nature, filed by the Company with the Securities and Exchange Commission (other than reports filed on Forms 3, 4 and 5 as required under Section 16(a) of the Exchange Act and similar immaterial reports), and (ii) any press release of the Company generally made available concerning a Material development;

          (d) Notice of Default or Event of Default -- promptly, and in any event within five Business Days, after a Responsible Officer of the Company or the Issuer becoming aware (i) of the existence of any Default or Event of Default, or (ii) that any Person has given any written notice or taken any action with respect to a claimed default hereunder or that any Person has given any written notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company and/or the Issuer are taking or propose to take with respect thereto;

          (e) ERISA Matters -- promptly, and in any event within five days, after a Responsible Officer of the Company becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

               (i) with respect to any Plan, any reportable event, as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

               (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

               (iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

          (f) Notices from Governmental Authority -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Restricted Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

          (g) Additional Reporting Requirement --in the event that Unrestricted Subsidiaries account for more than 10% of the consolidated total assets of the Company and its Subsidiaries, or more than 10% of the consolidated revenue of the Company and its Subsidiaries, then each set of financial information delivered pursuant to Sections 7.1(a) and (b) shall be accompanied by unaudited financial statements for all Unrestricted Subsidiaries taken as a group, together with consolidating statements reflecting eliminations or adjustments required to reconcile such group statements to the consolidated financial statements of the Company and its Subsidiaries;

          (h) Supplements -- in the event that any series of Additional Notes is issued under Section 2.2, within 10 Business Days after execution and delivery thereof, a copy of the Supplement executed in connection with such issuance; and

          (i) Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company or the Issuer to perform their respective obligations hereunder and, in the case of the Issuer, under the Notes as from time to time may be reasonably requested by any such holder of Notes that is an Institutional Investor, including without limitation, such information as is required by Rule 144A under the Securities Act to be delivered to a prospective transferee of the Notes.

7.2   Officer's Certificate.

          Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by an Officer's Certificate from the Company setting forth:

          (a) Covenant Compliance -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Sections 10.2(c) and (e), 10.3(j) and (l),
10.4 and 10.5 hereof during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

          (b) Event of Default -- a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company and/or the Issuer shall have taken or propose to take with respect thereto.

7.3  Inspection.

          The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

          (a) No Default -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior written notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Restricted Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Restricted Subsidiary, all at such reasonable times during normal business hours and as often as may be reasonably requested in writing; provided, in each case, that such holder of Notes shall have given the Company's Chief Financial Officer or Treasurer a reasonable opportunity to participate therein in person or through a designated representative; and

          (b) Default -- if a Default or Event of Default has occurred and is continuing, at the expense of the Company and the Issuer, jointly and severally, to visit and inspect any of the offices or properties of the Company or any Restricted Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Restricted Subsidiaries), all at such reasonable times during normal business hours and as often as may be requested; provided, in each case, that such holder of Notes shall have given the Company's Chief Financial Officer or Treasurer a reasonable opportunity to participate therein in person or through a designated representative.

8.    PREPAYMENT OF THE NOTES.

8.1   Required Prepayments.

          No regularly scheduled prepayment of principal of the Notes is required prior to the date of their maturity.

8.2  Optional Prepayments with Make-Whole Amount.

          The Issuer may, at its option, upon notice as provided below, prepay at any time on a Business Day all, or from time to time any part of, the Notes of any Series or of any Tranche within a Series, in an amount not less than 5% of the aggregate principal amount of the Notes of such Series or of such Tranche, as applicable, then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Issuer will give each holder of Notes of the Series or Tranche within a Series to be prepaid written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes of such Series or Tranche within a Series to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.4), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer of the Issuer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Issuer shall deliver to each holder of Notes of the Series or Tranche within a Series to be prepaid a certificate of a Senior Financial Officer of the Issuer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

8.3   Change in Control.

          (a) Notice of Change in Control. The Company will, within 10 days after any Responsible Officer has knowledge of the occurrence of any Change in Control, give written notice of such Change in Control to each holder of Notes. Such notice shall contain and constitute an offer by the Issuer to prepay Notes as described in subparagraph (b) of this Section and shall be accompanied by the certificate described in subparagraph (e) of this Section.

          (b) Offer to Prepay Notes. The offer to prepay Notes contemplated by subparagraph (a) of this Section shall be an offer to prepay, in accordance with and subject to this Section, all, but not less than all, the Notes held by each holder (in this case only, "holder" in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date (which shall be a Business Day) specified in such offer (the "Proposed Prepayment Date"). Such date shall be not less than 30 days and not more than 35 days after the date of such offer (if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the first Business Day after the 30th day after the date of such offer).

          (c) Acceptance. A holder of Notes may accept the offer to prepay made pursuant to this Section by causing a notice of such acceptance to be delivered to the Issuer not later than 20 days after receipt by such holder of the offer of prepayment. A failure by a holder of Notes to respond by such date to an offer to prepay made pursuant to this Section shall be deemed to constitute a rejection of such offer by such holder.

          (d) Prepayment. Prepayment of the Notes to be prepaid pursuant to this Section shall be at 100% of the principal amount of such Notes, together with interest on such Notes accrued to the date of prepayment, but without Make-Whole Amount or other premium. The prepayment shall be made on the Proposed Prepayment Date.

          (e) Officer's Certificate. Each offer to prepay the Notes pursuant to this Section shall be accompanied by a certificate, executed by a Senior Financial Officer of the Issuer and dated the date of such offer, specifying:
(i) the Proposed Prepayment Date; (ii) that such offer is made pursuant to this
Section 8.3; (iii) the principal amount of each Note offered to be prepaid; (iv) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date; (v) that the conditions of this Section have been fulfilled; and (vi) in reasonable detail, the nature and date of the Change in Control.

          (f) Certain Definitions. A "Change in Control" shall be deemed to have occurred if:

          (i) any person (as such term is used in Section 13(d) and Section 14(d)(2) of the Exchange Act as in effect on the date of the Closing) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act), other than the Trust, become the "beneficial owners" (as such term is used in Rule 13d-3 under the Exchange Act as in effect on the date of the Closing), directly or indirectly, of more than 35% of the total voting power of all classes then outstanding of the Company's voting securities, and

          (ii) the percentage of the voting securities of the Company of which such person or group of persons is the direct or indirect beneficial owner exceeds the percentage of the voting securities of which the Trust is the direct or indirect beneficial owner;

provided, that the right to acquire, directly or indirectly, voting securities of the Company pursuant to an outstanding option, warrant or similar right (each, a "Right") shall not constitute the "beneficial ownership" of the voting securities that are subject to the Right, and such voting securities shall not be deemed to be beneficially owned by the person or group of persons that holds, directly or indirectly, the Right, until the Right has been exercised and the voting securities subject thereto have been acquired, directly or indirectly, by such person or group of persons.

8.4  Allocation of Partial Prepayments.

          In the case of each partial prepayment of any Series (or Tranche within a Series) of Notes, the principal amount of the Notes of such Series or Tranche to be prepaid shall be allocated among all of the Notes of the Series or Tranche to be prepaid at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment. All regularly scheduled partial prepayments, if any, made with respect to any Additional Series of Notes pursuant to any Supplement shall be allocated as therein provided.

8.5  Maturity; Surrender, etc.

          In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Issuer shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Issuer and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

8.6  Purchase of Notes.

          The Company will not and will not permit any Subsidiary or Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (i) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement (including any Supplement) and the Notes, or (ii) pursuant to an offer to purchase made by the Issuer or a Subsidiary or Affiliate pro rata to the holders of all Notes of a Series (or a Tranche within a Series) at the time outstanding upon the same terms and conditions, provided that any such offer shall not be for less than par value of the Notes plus accrued and unpaid interest, and provided further that no Default or Event of Default shall exist at the time of the offer, or would exist if the offer is accepted and the Notes subject thereto are so purchased, redeemed, prepaid or otherwise acquired. The failure by the Issuer or any Subsidiary or Affiliate to pay a Make-Whole Amount in connection with any such offer shall not of and by itself be deemed to constitute a Default or an Event of Default. The Issuer will promptly cancel all Notes acquired by it or any Subsidiary or Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

8.7  Make-Whole Amount.

          The term "Make-Whole Amount" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

          "Called Principal" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

          "Discounted Value" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

          "Reinvestment Yield" means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page PX1" (or other appropriate page) of the Bloomberg Financial Markets Services Screen (or such other display as may replace Page PX1 (or other appropriate page) on the Bloomberg Financial Markets Services Screen) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the duration closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the duration closest to and less than the Remaining Average Life.

          "Remaining Average Life" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

          "Remaining Scheduled Payments" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1.

          "Settlement Date" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

9.    AFFIRMATIVE COVENANTS.

          The Company covenants that so long as any of the Notes are outstanding:

9.1   Compliance with Law.

          The Company will and will cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and except as such non-compliance is being contested by the Company or such Subsidiary in good faith or as to which a bona fide dispute exists.

9.2   Insurance.

          The Company will and will cause each of its Restricted Subsidiaries to maintain, insurance with (i) financially sound and reputable insurers or (ii) a system of self insurance in accordance with risk management practices, with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities engaged in the same or a similar business and similarly situated.

9.3   Maintenance of Properties.

          The Company will and will cause each of its Restricted Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Restricted Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.4   Payment of Taxes and Claims.

          The Company will and will cause each of its Subsidiaries to file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonfiling or nonpayment, as the case may be, of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

9.5   Corporate Existence, etc.

          The Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Section 10.2, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Restricted Subsidiaries (unless merged with or into, or transferred to, the Company or another Restricted Subsidiary) and all rights and franchises of the Company and its Restricted Subsidiaries necessary or desirable in the conduct of their business unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.6  Execution of Subsidiary Guaranty.

          In the event that after the date of Closing any U.S. Subsidiary becomes a Material Subsidiary or the Company acquires a U.S. Subsidiary which is a Material Subsidiary, the Company will promptly notify the holders of the Notes of that fact and will promptly cause each such Material Subsidiary to execute and deliver to the holders of the Notes a counterpart of the

Subsidiary Guaranty; provided that the Company shall cause its U.S. Subsidiaries that are not Material Subsidiaries also to execute and deliver to the holders of the Notes a counterpart of the Subsidiary Guaranty (and will promptly notify the holders of the Notes thereof) to the extent necessary to ensure that (i) the Company's and its Subsidiaries' proportional share of the total assets (after intercompany eliminations) of all U.S. Subsidiaries that are not Subsidiary Guarantors (other than the Issuer) does not exceed 20% of the Company's and its Subsidiaries' proportional share of the total assets (after intercompany eliminations) of all U.S. Subsidiaries (including the Issuer); and (ii) the income from continuing operations before income taxes, extraordinary items and cumulative effect of any change in accounting principles of all U.S. Subsidiaries that are not Subsidiary Guarantors (other than the Issuer) does not exceed 20% of such income of all U.S. Subsidiaries (including the Issuer), as of the end of or for, as the case may be, the then most recently completed fiscal year of the Company, based upon the annual financial statements for the most recently completed fiscal year of the Company. The Company shall deliver to the holders of the Notes, together with such counterpart of the Subsidiary Guaranty,
(i) certified copies of such Subsidiary Guarantor's Articles or Certificate of Incorporation, together with a good standing certificate from the Secretary of State of the jurisdiction of its incorporation, each to be dated a recent date prior to their delivery to the holders of the Notes, (ii) a copy of such Subsidiary Guarantor's Bylaws, certified by its corporate secretary or an assistant corporate secretary as of a recent date prior to their delivery to the holders of the Notes, (iii) a certificate executed by the secretary or an assistant secretary of such Subsidiary Guarantor as to (a) the incumbency and signatures of the officers of such Subsidiary Guarantor executing the counterpart of the Subsidiary Guaranty and (b) the fact that the attached resolutions of the Board of Directors of such Subsidiary Guarantor authorizing the execution, delivery and performance of the counterpart of the Subsidiary Guaranty are in full force and effect and have not been modified or rescinded, and (iv) a favorable opinion of counsel to Company and such Subsidiary Guarantor, in form and substance reasonably satisfactory to the Required Holders and their counsel, as to (a) the due organization and good standing of such Subsidiary Guarantor, (b) the due authorization, execution and delivery by such Subsidiary Guarantor of the counterpart of the Subsidiary Guaranty, (c) the enforceability of the counterpart of the Subsidiary Guaranty, and (d) such other matters as the Required Holders may reasonably request, all of the foregoing to be satisfactory in form and substance to the Required Holders and their counsel.

10.  NEGATIVE COVENANTS.

          The Company covenants that so long as any of the Notes are outstanding:

10.1  Transactions with Affiliates.

          The Company will not and will not permit any Restricted Subsidiary to enter into directly or indirectly any Material transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Restricted Subsidiary), except (a) in the ordinary course and pursuant to the reasonable requirements of the Company's or such Restricted Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate or, (b) in the case of any Material transaction or

Material group of related transactions with the Trust, only after a determination by a majority of the members of the Board of Directors of the Company who are not trustees of the Trust that such transaction or group of related transactions is fair and in the best interests of the Company and its Subsidiaries.

10.2  Merger, Consolidation, Sale of Assets, etc.

         (a) The Company will not and will not permit any Restricted Subsidiary to consolidate with or merge with any other corporation or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person, provided that:

              (i) any Restricted Subsidiary may (x) merge or consolidate with or into, or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to, the Company, another Restricted Subsidiary or, in the case of a consolidation or merger, any other Person so long as the surviving or continuing corporation is a Restricted Subsidiary (provided that the Company and/or its Wholly-Owned Restricted Subsidiaries retain at least the same ownership interest in the surviving Restricted Subsidiary as it or they held in the discontinued Restricted Subsidiary) and so long as in any merger or consolidation involving the Company or the Issuer, either (1) the Company or the Issuer, as the case may be, shall be the surviving or continuing corporation or (2) the merger or consolidation is permitted by clause (ii) of this Section 10.2(a) and (y) convey, transfer or lease all or substantially all of its assets to any Person in compliance with the provisions of Section 10.2(b); and

              (ii) each of the Company and the Issuer may consolidate or merge with or into, or convey, transfer or lease substantially all of its assets to, any other corporation if,

                    (A) in the case of a consolidation or merger, the surviving or continuing corporation is the Company or the Issuer, as the case may be, or

                    (B) the successor corporation (the "surviving corporation") which results from such consolidation or merger or the corporation to which all or substantially all of the Company's or the Issuer's assets have been conveyed, transferred or leased (x) shall be a solvent corporation organized and existing under the laws of the United States of America or any state thereof or the District of Columbia, and (y) shall have executed and delivered to each holder of the Notes its assumption of the due and punctual performance and observation of all of the covenants and other provisions in the Notes, this Agreement and the Other Agreements to be performed or observed by the Company or the Issuer, as the case may be, and in the case of the Issuer, the due and punctual payment of the principal of and premium, if any, and interest on all of the Notes, according to their tenor, and in the case of the Company, the due and punctual performance of the Guaranty, and shall furnish to such holders an opinion of counsel reasonably satisfactory to the holders of at least 51% in principal amount of the Notes of all Series, taken collectively, to the effect that the instrument of assumption has been duly authorized, executed and delivered by the surviving corporation and constitutes the legal, valid and binding agreement of the surviving corporation, enforceable against the surviving corporation in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), and

                    (C) immediately after giving effect to any transaction described in clauses (A) or (B) above, (x) no Default or Event of Default would exist, and (y) the surviving entity would be able to incur at least $1.00 of Debt under Section 10.5.

          No such conveyance, transfer or lease of substantially all of the assets of the Company or the Issuer shall have the effect of releasing the Company, the Issuer or any successor corporation that shall theretofore have become such in the manner prescribed in this Section 10.2 from its liability under this Agreement or, in the case of the Issuer, the Notes.

          (b) Subject to Section 10.2(a), the Company will not, and will not permit any Restricted Subsidiary to, sell, lease (as lessor), transfer, abandon or otherwise dispose of assets to any Person; provided that the foregoing restrictions do not apply to:

               (i) the sale, lease, transfer or other disposition of assets of the Company to the Issuer or of the Issuer to the Company or of the Company or the Issuer to a Wholly-Owned Restricted Subsidiary or of a Restricted Subsidiary (other than the Issuer) to the Company or another Restricted Subsidiary;

               (ii) the sale in the ordinary course of business of (1) inventory held for sale, or (2) equipment, fixtures, supplies or materials no longer required in the operation of the business of the Company or any of its Restricted Subsidiaries or that is obsolete;

               (iii) the sale by the Company or any Restricted Subsidiary of property and the subsequent lease, as lessee, of the same property, within 365 days following the acquisition or construction of such property;

               (iv) the sale or other disposition of Permitted Receivables pursuant to the Permitted Receivables Facility, provided that the aggregate net uncollected balances of all Permitted Receivables shall not at any time exceed an aggregate amount equal to 5% of Consolidated Total Assets determined as of the end of the immediately preceding fiscal quarter;

               (v) the sale of assets for cash or other property to a Person or Persons (other than an Affiliate) if all of the following conditions are met:

                     (1) such assets (valued at net book value) do not constitute a "substantial part" of the assets of the Company and its Restricted Subsidiaries;

                     (2) in the opinion of a Responsible Officer of the Company, the sale is for fair value and is in the best interests of the Company; and

                     (3) immediately after the consummation of the transaction and after giving effect thereto, no Default or Event of Default would exist; or

               (vi) the sale of assets meeting the conditions set forth in clauses (2) and (3) of subparagraph (v) above, as long as the proceeds from such sale in excess of a substantial part of the assets of the Company and its Restricted Subsidiaries are (i) applied within 365 days of the date of sale of such assets to the acquisition of fixed assets or other property useful and intended to be used in the operation of the business of the Company or its Restricted Subsidiaries, and/or (ii) used to repay any Debt of the Company or its Restricted Subsidiaries (other than Subordinated Debt, Debt owing to the Company, any of its Subsidiaries or any Affiliate and Debt in respect of any revolving credit or similar credit facility providing the Company or any of its Restricted Subsidiaries with the right to obtain loans or other extensions of credit from time to time, except to the extent that in connection with such payment of Debt the availability of credit under such credit facility is permanently reduced by an amount not less than the amount of such proceeds applied to the payment of such Debt).

          (c) For purposes of Section 10.2(b), a sale of assets will be deemed to involve a "substantial part" of the assets of the Company and its Restricted Subsidiaries if the book value of such assets, together with all other assets sold during the immediately preceding 12-calendar month period (except those assets sold pursuant to clauses (i) or (ii) of Section 10.2(b)) exceeds 15% of the Consolidated Total Assets determined as of the end of the immediately preceding fiscal year.

          (d) The Company will not permit any Restricted Subsidiary to issue or sell any of its stock (or any options or warrants to purchase stock or other Securities exchangeable for or convertible into stock) except to the Company or a Wholly-Owned Restricted Subsidiary and except to another Person in connection with the establishment by the Company or any of its Restricted Subsidiaries of a Joint Venture with such Person.

          (e) The Company will not, and will not permit any Restricted Subsidiary to, sell, transfer or otherwise dispose of its interest in any stock (or any options or warrants to purchase stock or other Securities exchangeable for or convertible into stock) of any Restricted Subsidiary (except to the Company or a Wholly-Owned Restricted Subsidiary) unless such sale, transfer or disposition would be permitted under Section 10.2(b).

10.3  Liens.

          The Company will not and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Company or any such Restricted Subsidiary, whether now owned or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits (unless it makes, or causes to be made, effective provision whereby the Notes will be equally and ratably secured with any and all other obligations thereby secured, such security to be pursuant to an agreement reasonably satisfactory to the Required Holders and, in any such case, the Notes shall have the benefit, to the fullest extent that, and with such priority as, the holders of the Notes may be entitled under applicable law, of any equitable Lien on such property), except for the following (which are collectively referred to as "Permitted Liens"):

          (a) Liens for taxes, assessments or other governmental levies or charges the payment of which is not at the time required by Section 9.4;

          (b) Liens incidental to the conduct of business or the ownership of properties and assets (including landlords', carriers', warehousemen's, mechanics' materialmen's and other similar Liens) and Liens to secure the performance of bids, tenders, leases, or trade contracts, or to secure statutory obligations (including obligations under workers compensation, unemployment insurance and other social security legislation), surety or appeal bonds or other Liens incurred in the ordinary course of business and not in connection with the borrowing of money;

          (c) Liens resulting from judgments, provided that (i) no Event of Default exists under Section 11(i) with respect to the judgment giving rise thereto, and (ii) no foreclosure or other enforcement proceedings have been commenced with respect thereto (unless effectively stayed);

          (d) Liens securing Debt of a Restricted Subsidiary to the Company or to another Restricted Subsidiary, including Liens granted in connection with industrial development authority financing where the bonds issued by such development authority on behalf of a Restricted Subsidiary are purchased by the Company or another Restricted Subsidiary;

          (e) Liens in existence at Closing and reflected in Schedule 10.3 hereto;

          (f) minor survey exceptions and the like which do not Materially detract from the value of such property;

          (g) leases, subleases, easements, rights-of-way, restrictions and other similar charges or encumbrances incidental to the ownership of property or assets or the ordinary conduct of the Company or any of its Restricted Subsidiaries' businesses, provided that the aggregate of such Liens do not Materially detract from the value of such property;

          (h) Liens (i) existing on property at the time of its acquisition or construction by the Company or a Restricted Subsidiary and not created in contemplation thereof; (ii) on property created contemporaneously with its acquisition or within 365 days of the acquisition or completion or construction or improvement thereof to secure the purchase price or cost of construction or improvement thereof; or (iii) existing on property of a Person at the time such Person is consolidated with or merged with the Company or a Restricted Subsidiary and not created in contemplation thereof; provided that such Liens shall attach solely to the property acquired or constructed and the principal amount of the Debt secured by the Lien shall not exceed the lesser of the cost of acquisition or construction or fair market value of such property

(as determined in good faith by one or more officers of the Company or a Restricted Subsidiary to whom authority to enter into the transaction has been delegated by the board of directors of the Company or such Restricted Subsidiary);

          (i) any Liens renewing, extending or replacing Liens permitted by Sections 10.3(d), (e), (h) and (i), provided that (i) the principal amount of the Debt secured is not increased or the maturity thereof reduced, (ii) such Lien is not extended to any other property, and (iii) immediately after such extension, or refunding, no Default or Event of Default would exist;

          (j) Liens on Permitted Receivables (and any related property that would ordinarily be subjected to a Lien in connection with the Permitted Receivables Facility, such as proceeds of Permitted Receivables and records pertaining to Permitted Receivables) pursuant to the Permitted Receivables Facility, so long as the Company remains, after the granting of such Liens, in compliance with Section 10.2(b)(iv);

          (k) customary Liens granted in connection with documentary letters of credit, provided that such Liens are limited to the goods and documents covered by such letters of credit and proceeds thereof; and

          (l) in addition to the Liens permitted pursuant to paragraphs (a) through (k) of this Section 10.3, any other Liens securing Debt of the Company or any Restricted Subsidiary, provided that the aggregate amount of such Debt shall not exceed an amount equal to 10% of Consolidated Total Capitalization as of the then most recently ended fiscal quarter of the Company.

10.4  Minimum Consolidated Net Worth.

          The Company will not permit Consolidated Net Worth to be at any time less than (a) the sum of (i) $550,000,000 plus (ii) an aggregate amount equal to 25% of Consolidated Net Income (but only if a positive number) for the period beginning on January 1, 1999 and ending at the end of the then most recently completed fiscal quarter of the Company, minus (b) the amount of Trust Tax Benefits for such period.

10.5  Limitation on Consolidated Debt.

          The Company will not permit, as of the end of each fiscal quarter of the Company, the ratio of (i) Consolidated Debt as at the end of such fiscal quarter to (ii) Consolidated Operating Cash Flow for the period consisting of such fiscal quarter and the immediately preceding three-fiscal-quarter period, to exceed 3.50 to 1.0; provided that if the Company or a Restricted Subsidiary has acquired productive properties during such fiscal quarter or the immediately preceding three-fiscal-quarter period, for purposes of this Section 10.5, Consolidated Operating Cash Flow shall be adjusted on a pro forma basis to include the operating cash flow of such acquired properties for the period of up to three fiscal quarters ended prior to the fiscal quarter during which such properties were acquired by the Company or such Restricted Subsidiary.

10.6  Nature of Business.

          Neither the Company nor any Restricted Subsidiary will engage in any new or additional business if, as a result, the general nature of the business of the Company and its Restricted Subsidiaries, taken on a consolidated basis, which would then be engaged in by the Company and its Restricted Subsidiaries would be substantially changed from the general nature of the business engaged in by the Company and its Restricted Subsidiaries, taken on a consolidated basis, on the date of the Closing, plus extensions and expansions thereof and business activities incidental or related thereto.

11.  EVENTS OF DEFAULT.

          An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

          (a) the Issuer defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

          (b) the Issuer defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

          (c) the Company or the Issuer defaults in the performance of or compliance with any term contained in Section 8.3, or the Company defaults in the performance of or compliance with any term contained in Sections 9.6 or 10.1 through 10.6 other than Section 10.3(c); or

          (d) the Company or the Issuer defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer of the Company or the Issuer obtaining actual knowledge of such default and (ii) the Company or the Issuer receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of Section 11); or

          (e) any representation or warranty made in writing by or on behalf of the Company, the Issuer or any Subsidiary Guarantor or by any officer of the Company, the Issuer or any Subsidiary Guarantor in this Agreement, the Subsidiary Guaranty or in any writing furnished in connection with the transactions contemplated hereby or thereby proves to have been false or incorrect in any material respect on the date as of which made, or the Guaranty or the Subsidiary Guaranty for any reason (other than payment in full of all obligations under this Agreement, the Notes, the Guaranty or the Subsidiary Guaranty) shall cease to be in full force and effect, or the Guaranty or the Subsidiary Guaranty shall be declared in whole or in part to be void or unenforceable, or the Company or any Subsidiary Guarantor shall default in the performance of or compliance with any term contained in the Guaranty or the Subsidiary Guaranty or shall contest the validity or enforceability of the Guaranty or the Subsidiary Guaranty or deny that it has any further liability thereunder; or

          (f) (i) the Company or any Material Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Debt that is outstanding in an aggregate principal amount of at least $25,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Material Subsidiary is in default in the performance of or compliance with any term of any evidence of any Debt in an aggregate outstanding principal amount of at least $25,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Debt has become, or has been declared (or one or more Persons are entitled to declare such Debt to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Debt (other than Debt with respect to the Notes) to convert such Debt into equity interests), (x) the Company or any Material Subsidiary has become obligated to purchase or repay Debt (other than Debt with respect to the Notes) before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $25,000,000, or (y) one or more Persons have the right to require the Company or any Material Subsidiary so to purchase or repay such Debt; or

          (g) the Company or any Material Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due,
(ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

          (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Material Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Material Subsidiaries, or any such petition shall be filed against the Company or any of its Material Subsidiaries and such petition shall not be dismissed within 60 days; or

          (i) a final judgment or judgments for the payment of money aggregating in excess of $15,000,000 are rendered against one or more of the Company and its Material Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

          (j) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) as of the most recent valuation date for any Plan, the excess of (1) the actuarial present value (determined on the basis of reasonable assumptions employed by the independent actuary for such Plan for purposes of Section 412 of the Code or Section 302 of ERISA) of benefit liabilities (as defined in Section 4001(a)(16) of ERISA) over (2) the fair market value of the assets of such Plan, individually or in the aggregate for all Plans (excluding for purposes of such computation any Plans with respect to which assets exceed benefit liabilities), shall exceed $25,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

As used in Section 11(j), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

12.   REMEDIES ON DEFAULT, ETC.

12.1  Acceleration.

          (a) If an Event of Default with respect to the Company or the Issuer described in paragraph (g) or (h) of Section 11 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

          (b) If any other Event of Default has occurred and is continuing with respect to one or more Series of Notes, the Required Holders may at any time at their option, by notice or notices to the Issuer, declare all the Notes of the applicable Series then outstanding to be immediately due and payable.

          (c)  If any Event of Default described in paragraph (a) or (b) of
Section 11 has occurred and is continuing, any holder or holders of Notes of any Series at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Issuer, declare all the Notes held by it or them to be immediately due and payable.

          Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Issuer acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Issuer (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Issuer in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

12.2  Other Remedies.

          If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

12.3  Rescission.

          At any time after any Notes of one or more Series have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the holders of more than 50% in principal amount of the Notes of the applicable Series then outstanding, by written notice to the Issuer, may rescind and annul any such declaration and its consequences if (a) the Issuer has paid all overdue interest on the Notes of the applicable Series, all principal of and Make-Whole Amount, if any, on any Notes of the applicable Series that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes of the applicable Series, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes of the applicable Series. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

12.4  No Waivers or Election of Remedies, Expenses, etc.

          No course of dealing and no delay on the part of any holder of any
Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company and the Issuer under
Section 15, the Company and the Issuer, jointly and severally, agree to pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

13.   REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

13.1  Registration of Notes.

          The Issuer shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Issuer shall not be affected by any notice or knowledge to the contrary. The Issuer shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

13.2  Transfer and Exchange of Notes.

          Upon surrender of any Note at the principal executive office of the Issuer for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Issuer shall execute and deliver, at the Issuer's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1-A-1 or 1-A-2, as the case may be. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Issuer may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

13.3  Replacement of Notes.

          Upon receipt by the Issuer of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

          (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $100,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

          (b) in the case of mutilation, upon surrender and cancellation thereof, the Issuer at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

14.   PAYMENTS ON NOTES.

14.1  Place of Payment.

          Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in Denver, Colorado at the principal office of the Issuer in such jurisdiction. The Issuer may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Issuer in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

14.2  Home Office Payment.

          So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Issuer will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Issuer in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Issuer made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Issuer at its principal executive office or at the place of payment most recently designated by the Issuer pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Issuer in exchange for a new Note or Notes pursuant to Section 13.2. The Issuer will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this
Section 14.2.

15.   EXPENSES, ETC.

15.1  Transaction Expenses.

          Whether or not the transactions contemplated hereby are consummated, the Company and the Issuer, jointly and severally, agree to pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by you, each Additional Purchaser and each Other Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Subsidiary Guaranty or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Subsidiary Guaranty or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Subsidiary Guaranty or the Notes, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company and the Issuer, jointly and severally, agree to pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by you).

15.2  Survival.

          The obligations of the Company and the Issuer under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, any Supplement or the Notes, and the termination of this Agreement or any Supplement.

16.   SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

          All representations and warranties contained herein or in any Supplement shall survive the execution and delivery of this Agreement, such Supplement and the Notes, the purchase or transfer by you or any Additional Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any Additional Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company or the Issuer pursuant to this Agreement or any Supplement shall be deemed representations and warranties of the Company and the Issuer under this Agreement. Subject to the preceding sentence, this Agreement (including every Supplement) and the Notes embody the entire agreement and understanding between you, the Other Purchasers, the Additional Purchasers, the Company and the Issuer and supersede all prior agreements and understandings relating to the subject matter hereof.

17.   AMENDMENT AND WAIVER.

17.1  Requirements.

          (a) Requirements. This Agreement, any Supplement hereto, the Subsidiary Guaranty, if any, and the Notes of any Series may be amended, and the observance of any term hereof or of any Supplement or of the Notes of any Series may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company, the Issuer and the Required Holders of each Series as to which such amendment or waiver is applicable, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes of such Series, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or
(iii) amend any of Sections 8, 11(a), 11(b), 12, 17, 20 or 22.

          (b) Supplements. Notwithstanding anything to the contrary contained herein, the Company and the Issuer may enter into any Supplement providing for the issuance of one or more Series of Additional Notes pursuant to and in compliance with Sections 2.2 and 4.12 hereof without obtaining the consent of any holder of any Notes of any other Series.

17.2  Solicitation of Holders of Notes.

          (a) Solicitation. The Company or the Issuer will provide each holder of Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company or the Issuer will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes of the applicable Series promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes of the applicable Series.

          (b) Payment. Neither the Company nor the Issuer will directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes or any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes of the applicable Series then outstanding even if such holder did not consent to such waiver or amendment.

17.3  Binding Effect, etc.

          Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes of the applicable Series and is binding upon them and upon each future holder of any such Note of that Series and upon the Company and the Issuer without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company, the Issuer and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

17.4  Notes held by Issuer, etc.

          Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Subsidiaries or Affiliates shall be deemed not to be outstanding.

18.  NOTICES.

          All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

                (i) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Issuer in writing,

                (ii) if to any Additional Purchaser or its nominee, to such Additional Purchaser or nominee at the address specified for such communications in the applicable Supplement, or at such other address that such Additional Purchaser or nominee shall have specified to the Issuer in writing,

                (iii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company or the Issuer in writing, or

                (iv) if to the Company or the Issuer, to the Company or the Issuer at the address set forth at the beginning hereof to the attention of the Treasurer and the General Counsel, or at such other address as the Company or the Issuer shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

19.  REPRODUCTION OF DOCUMENTS.

          This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. Each of the Company and the Issuer agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company, the Issuer or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

20.  CONFIDENTIAL INFORMATION.

          For the purposes of this Section 20, "Confidential Information" means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to or acquired by you under Section 7.1 that are otherwise publicly available. You agree that the Confidential Information will be used solely in connection with the administration of your investment in the Notes or in connection with the sale of your Notes to another Institutional Investor who agrees to be bound by the provisions hereof, and that you will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to (i) your directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over you, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement; provided that unless specifically prohibited by applicable law or court order, you will use reasonable efforts to promptly notify the Company of any request or demand to disclose Confidential Information pursuant to clauses (viii)(x) or (viii)(y) and otherwise reasonably cooperate with the Company (at the Company's expense), so that the Company may seek an appropriate protective order. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company or the Issuer in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company and the Issuer embodying the provisions of this Section 20.

21.  SUBSTITUTION OF PURCHASER.

          You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Issuer, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Issuer of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this Section
21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

22.  GUARANTY.

          In order to induce the Purchasers and any Additional Purchasers to enter into this Agreement and to purchase the Notes hereunder, the Company agrees as follows:

22.1  Guaranty.

          In consideration of the Purchasers and any Additional Purchasers agreeing to enter into this Agreement and to purchase the Notes hereunder, the Company hereby unconditionally and irrevocably guaranties, as primary obligor and not merely as a surety, the due and punctual payment when due (whether by required prepayment, declaration, demand or otherwise) (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. (S)362(a)) of all obligations of the Issuer under this Agreement and the Notes with respect to the payment of all principal outstanding under the Notes, all accrued interest thereon, any Make-Whole Amount that may become due and payable in relation to any Note, all amounts payable by the Issuer with respect to expense reimbursement or indemnification hereunder, and all other amounts that may become due and payable by the Issuer hereunder (including, without limitation, interest which, but for the filing of a petition in bankruptcy with respect to the Issuer, would accrue on such obligations at the rate specified in this Agreement and the Notes). All such obligations of the Issuer are referred to herein as the "Guaranteed Obligations." For purposes of this Section 22, the obligations of the Company under this Section 22 are referred to as this "Guaranty."

22.2  Terms of Guaranty.

          (a) The Company agrees that the Guaranteed Obligations may be extended or renewed without notice or further assent from it, and that it will remain bound upon this Guaranty notwithstanding any extension, renewal or other alteration of any such Guaranteed Obligation.

          (b) The Company waives presentation of, demand of, payment from and protest of any Guaranteed Obligation and also waives notice of protest for nonpayment. The obligations of the Company under this Guaranty shall not be affected by, and the Company hereby waives its rights (to the extent permitted by law) in connection with:
                (i) the failure of any holder of the Notes to assert any claim or demand or to enforce any right or remedy against the Issuer under the provisions of this Agreement or otherwise;

                (ii)    any extension or renewal of any provision thereof;

                (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement or any instrument executed pursuant hereto;

                (iv) the failure of any holder of the Notes to exercise any right or remedy against any other guarantor of the Guaranteed Obligations;

                (v) any holder of the Notes taking and holding security or collateral for the payment of this Guaranty or requesting and accepting any other guaranties of the Guaranteed Obligations, and exchanging, enforcing, waiving and releasing any such security or collateral;

                (vi) any holder of the Notes applying any such security or collateral and directing the order or manner of sale thereof as such Person in its discretion may determine; or

                (vii) any holder of the Notes settling, releasing, compromising, collecting or otherwise liquidating the Guaranteed Obligations and any security or collateral therefor in any manner determined by such holder of the Notes.

        (c) The Company further agrees that this Guaranty constitutes a guaranty of payment when due and not of collection and waives any right to require that any resort be had by any holder of the Notes or any other Person, to any security held for payment of the Guaranteed Obligations or to any balance of any deposit account or credit on the books of any holder of the Notes or any other Person in favor of the Issuer or any other Person.

        (d) The obligations of the Company under this Guaranty shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment in full of the Guaranteed Obligations), including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations, discharge of the Issuer from the Guaranteed Obligations in a bankruptcy or similar proceeding or otherwise. Without limiting the generality of the foregoing, the obligations of the Company under this Guaranty shall not be discharged or impaired or otherwise affected by the failure of any holder of the Notes to assert any claim or demand or to enforce any remedy under this Agreement, the Notes or any other agreement, by any waiver or modification of any provision thereof, by any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or thing or omission or delay to do any other act or thing that may or might in any manner or to any extent vary the risk of the Company or would otherwise operate as a discharge of the Company as a matter of law or equity.

        (e) The Company further agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any holder of a Note upon the bankruptcy or reorganization of the Issuer or otherwise.

        (f) The Company further agrees, in furtherance of the foregoing and not in limitation of any other right that any holder of the Notes may have at law or in equity against the Company by virtue hereof, upon the failure of the Issuer to pay any of the Guaranteed Obligations when and as the same shall become due (whether by required prepayment, declaration, demand or otherwise), the Company will upon demand pay, or cause to be paid, in cash, to the holder of the Notes an amount equal to the sum of the unpaid principal amount of such Guaranteed Obligations then due together with accrued and unpaid interest, Make-Whole Amounts, if any and all other unpaid Guaranteed Obligations of the Issuer then due to any holder of the Notes.

        (g) Until such time as the Guaranteed Obligations have been paid in full, the Company shall withhold the exercise of any right of subrogation, contribution, indemnity or otherwise against the Issuer that may arise out of or be caused by this Guaranty, all rights and/or claims against the Issuer which may arise against the Issuer by reason of this Guaranty, any right to enforce any remedy that any holder of the Notes now has or may hereafter have in respect of the Guaranteed Obligations against the Issuer and any benefit of, and any right to participate in, any security now or hereafter held by any holder of the Notes.

23.   MISCELLANEOUS.

23.1  Successors and Assigns.

        All covenants and other agreements contained in this Agreement (including any Supplement) by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

23.2  Payments Due on Non-Business Days.

        Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

23.3  Severability.

        Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

23.4  Construction.

          Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

23.5  Counterparts.

          This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

23.6  Governing Law.

          This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

          If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Issuer, whereupon the foregoing shall become a binding agreement between you, the Company and the Issuer.

                            Very truly yours,

                            JOHNS MANVILLE INTERNATIONAL, INC.

                            By  /s/ Dion Persson
                                ------------------------------------------
                            Name:  Dion Persson
                            Title: Vice President, Assistant General
                                   Counsel and Secretary


                            JOHNS MANVILLE CORPORATION

                            By  /s/ Dion Persson
                                ------------------------------------------
                            Name:  Dion Persson
                            Title: Vice President, Assistant General
                                   Counsel and Secretary

The foregoing is hereby
agreed to as of the
date thereof.

                            THE TRAVELERS INSURANCE COMPANY

                            By  /s/ Robert M. Mills
                                -----------------------------------------
                            Name:   Robert M. Mills
                            Title:  Investment Officer


                            THE TRAVELERS LIFE AND ANNUITY COMPANY

                            By  /s/ Robert M. Mills
                                -----------------------------------------
                            Name:   Robert M. Mills
                            Title:  Investment Officer


                            BERKSHIRE LIFE INSURANCE COMPANY

                            By  /s/ David F. O'Clair
                                -----------------------------------------
                            Name:   David F. O'Clair
                            Title:  Vice President - Securities


                            UNITED OF OMAHA LIFE INSURANCE COMPANY

                            By  /s/ Edwin H. Garrison, Jr.
                                -----------------------------------------
                            Name:   Edwin H. Garrison, Jr.
                            Title:  First Vice President


                            MODERN WOODMEN OF AMERICA

                            By  /s/ Clyde C. Schoeck
                                -----------------------------------------
                            Name:   Clyde C. Schoeck
                            Title:  President


                            THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

                            By  /s/ Richard A. Strait
                                -----------------------------------------
                            Name:   Richard A. Strait
                            Title:  Its Authorized Representative

                            PRINCIPAL LIFE INSURANCE COMPANY

                            By: Principal Capital Management, LLC, a Delaware
                                limited liability company, its authorized
                                signatory

                            By  /s/ Jon C. Heiny
                                -----------------------------------------
                            Name:   Jon C. Heiny
                            Title:

                            By  /s/ James C. Fifield
                                -----------------------------------------
                            Name:   James C. Fifield
                            Title:


                            PRINCIPAL LIFE INSURANCE COMPANY, ON BEHALF OF ONE OR MORE SEPARATE ACCOUNTS

                            By: Principal Capital Management, LLC, a Delaware
                                limited liability company, its authorized
                                signatory

                            By  /s/ Jon C. Heiny
                                -----------------------------------------
                            Name:   Jon C. Heiny
                            Title:

                            By  /s/ James C. Fifield
                                -----------------------------------------
                            Name:   James C. Fifield
                            Title:


                            COMMERCIAL UNION LIFE INSURANCE COMPANY OF AMERICA, a Delaware corporation, by its attorney in fact, Principal Life Insurance Company, an Iowa corporation

                            By  /s/ Jon C. Heiny
                                -----------------------------------------
                            Name:   Jon C. Heiny
                            Title:

                            By  /s/ James C. Fifield
                                -----------------------------------------
                            Name:   James C. Fifield
                            Title:

                            KEYPORT LIFE INSURANCE COMPANY

                            By  /s/ Richard Hegwood
                                ---------------------------------------------
                            Name:   Richard Hegwood
                            Title:  Senior Vice President


                            KEMPER INVESTORS LIFE INSURANCE COMPANY

                            By  /s/ Frederick L. Blackmon
                                ---------------------------------------------
                            Name:   Frederick L. Blackmon
                            Title:  Chief Financial Officer

                            By  /s/ Gary W. Fridley
                                ---------------------------------------------
                            Name:   Gary W. Fridley
                            Title:  Chief Investment Officer


                            FEDERAL KEMPER LIFE ASSURANCE COMPANY

                            By  /s/ Frederick L. Blackmon
                                ---------------------------------------------
                            Name:   Frederick L. Blackmon
                            Title:  Chief Financial Officer

                            By  /s/ Gary W. Fridley
                                ---------------------------------------------
                            Name:   Gary W. Fridley
                            Title:  Chief Investment Officer


                            FIDELITY LIFE ASSOCIATION

                            By  /s/ Frederick L. Blackmon
                                ---------------------------------------------
                            Name:   Frederick L. Blackmon
                            Title:  Chief Financial Officer

                            By  /s/ Gary W. Fridley
                                ---------------------------------------------
                            Name:   Gary W. Fridley
                            Title:  Chief Investment Officer

                            ZURICH LIFE INSURANCE COMPANY OF AMERICA

                            By  /s/ Frederick L. Blackmon
                                ---------------------------------------------
                            Name:   Frederick L. Blackmon
                            Title:  Chief Financial Officer

                            By  /s/ Gary W. Fridley
                                ---------------------------------------------
                            Name:   Gary W. Fridley
                            Title:  Chief Investment Officer


                            NATIONWIDE LIFE INSURANCE COMPANY

                            By  /s/ Mark W. Poeppelman
                                ---------------------------------------------
                            Name:   Mark W. Poeppelman
                            Title:  Authorized Signatory


                            NATIONWIDE INDEMNITY COMPANY

                            By  /s/ Mark W. Poeppelman
                                ---------------------------------------------
                            Name:   Mark W. Poeppelman
                            Title:  Authorized Signatory


                            AMCO INSURANCE COMPANY

                            By  /s/ Mark W. Poeppelman
                                ---------------------------------------------
                            Name:   Mark W. Poeppelman
                            Title:  Authorized Signatory


                            COLONIAL PENN INSURANCE COMPANY

                            By  /s/ Morian C. Mooers
                                ---------------------------------------------
                            Name:   Morian C. Mooers
                            Title:  Investment Officer


                            COLONIAL PENN FRANKLIN INSURANCE COMPANY

                            By  /s/ Morian C. Mooers
                                ---------------------------------------------
                            Name:   Morian C. Mooers
                            Title:  Investment Officer

                            COLONIAL PENN MADISON INSURANCE COMPANY

                            By  /s/  Morian C. Mooers
                                -------------------------------------------
                            Name:    Morian C. Mooers
                            Title:   Investment Officer


                            FIRST COLONY LIFE INSURANCE COMPANY

                            By  /s/  Morian C. Mooers
                                -------------------------------------------
                            Name:    Morian C. Mooers
                            Title:   Assistant Vice President and
                                     Investment Officer


                            GENERAL ELECTRIC CAPITAL ASSURANCE COMPANY

                            By  /s/  Morian C. Mooers
                                -------------------------------------------
                            Name:    Morian C. Mooers
                            Title:   Investment Officer


                            THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA

                            By  /s/  Raymond J. Gency
                                -------------------------------------------
                            Name:    Raymond J. Gency
                            Title:


                            NEW YORK INSURANCE COMPANY

                            By  /s/  S. Thomas Knoff
                                -------------------------------------------
                            Name:    S. Thomas Knoff
                            Title:   Investment Manager


                            THE PENN MUTUAL LIFE INSURANCE COMPANY

                            By  /s/  Todd M. Fox
                                -------------------------------------------
                            Name:    Todd M. Fox
                            Title:   Senior Investment Analyst

                            THE PENN INSURANCE AND ANNUITY COMPANY

                            By  /s/  Todd M. Fox
                                ----------------------------------------
                            Name:    Todd M. Fox
                            Title:   Senior Investment Analyst


                            THE CANADA LIFE ASSURANCE COMPANY

                            By  /s/  Kevin Phelan
                                ----------------------------------------
                            Name:    Kevin Phelan
                            Title:   Assistant Treasurer


                            CANADA LIFE INSURANCE COMPANY OF AMERICA

                            By  /s/  Kevin Phelan
                                ----------------------------------------
                            Name:    Kevin Phelan
                            Title:   Assistant Treasurer


                            CANADA LIFE INSURANCE COMPANY OF NEW YORK

                            By  /s/  Kevin Phelan
                                ----------------------------------------
                            Name:    Kevin Phelan
                            Title:   Assistant Treasurer


                            TMG LIFE INSURANCE COMPANY

                            By  /s/  Constance L. Keller
                                ----------------------------------------
                            Name:    Constance L. Keller
                            Title:   Director, Private Placements

                            By  /s/  Michael J. Steppe
                                ----------------------------------------
                            Name:    Michael J. Steppe
                            Title:   Senior Vice President

                            TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF
                            AMERICA

                            By  /s/  Loren S. Archibald
                                -----------------------------------------
                            Name:    Loren S. Archibald
                            Title:   Managing Director Private Placements

             Schedule A to Supplement to Note Purchase Agreements
             ----------------------------------------------------

                       INFORMATION RELATING TO PURCHASERS

                                                  Principal Amount
                                                  of Series 1999A Notes
Name and Address of Purchaser:                    to be Purchased
-----------------------------                     -----------------

The Travelers Insurance Company                   Tranche 1: $5,000,000
One Tower Square                                  Tranche 2: $6,000,000
Hartford, CT 06183-2030
Attention: Investment Group 9PB
Fax No.: 860-954-5243

Payments:
--------

All Payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Johns Manville International, Inc., 7.71% Series A Senior Notes, Tranche 1, due July 7, 2006, PPN 47813# AA2, principal or interest" OR "Johns Manville International, Inc., 7.92% Series A Senior Notes, Tranche 2, due July 7, 2009, PPN 47813# AB0, principal or interest," as applicable) to:

     The Chase Manhattan Bank, N.A. (ABA #021000021)
     One Chase Manhattan Plaza
     New York, NY 10004

     for credit to: The Travelers Insurance Company
     Consolidated Private Placement Account Number 910-2-587434

Notices:
-------

All notices with respect to payments and written confirmation of each payment, to be addressed as follows:

     The Travelers Insurance Company
     One Tower Square
     Hartford, CT 06183-2030
     Attention: Cashier-10PB

     Fax No.: 860-277-2299

All notices and communications, other than notices with respect to payments and written confirmation of each payment, to be addressed as follows:

     The Travelers Insurance Company
     One Tower Square
     Hartford, CT 06183-2030
     Attention: Investment Group-9PB

     Fax No.: 860-954-5243

Name of Nominee in which Notes are to be issued:
-----------------------------------------------

     TRAL & CO

Tax ID No.:  06-0566090
----------

             Schedule A to Supplement to Note Purchase Agreements
             ----------------------------------------------------

                      INFORMATION RELATING TO PURCHASERS

                                                  Principal Amount
                                                  of Series 1999A Notes
Name and Address of Purchaser:                    to be Purchased
-----------------------------                     -----------------

The Travelers Life and Annuity Company            Tranche 2: $4,500,000
One Tower Square
Hartford, CT 06183-2030
Attention: Investment Group-9PB
Fax No.: 860-954-5243

Payments:
--------

All Payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Johns Manville International, Inc., 7.92% Series A Senior Notes, Tranche 2, due July 7, 2009, PPN 47813# AB0, principal or interest") to:


     The Chase Manhattan Bank, N.A. (ABA #021000021)
     One Chase Manhattan Plaza
     New York, NY 10004

     for credit to: The Travelers Insurance Company
     Consolidated Private Placement Account Number 910-2-587434

Notices:
-------

All notices with respect to payments and written confirmation of each payment, to be addressed as follows:

     The Travelers Insurance Company
     One Tower Square
     Hartford, CT 06183-2030
     Attention: Cashier-10PB

     Fax No.: 860-277-2299

All notices and communications, other than notices with respect to payments and written confirmation of each payment, to be addressed as follows:

     The Travelers Insurance Company
     One Tower Square
     Hartford, CT 06183-2030
     Attention: Investment Group-9PB

     Fax No.: 860-954-5243


Name of Nominee in which Notes are to be issued:
-----------------------------------------------

     TRAL & CO

Tax ID No.:  06-0904249
----------

             Schedule A to Supplement to Note Purchase Agreements
             ----------------------------------------------------

                      INFORMATION RELATING TO PURCHASERS

                                                  Principal Amount
                                                  of Series 1999A Notes
Name and Address of Purchaser:                    to be Purchased
-----------------------------                     -----------------

Berkshire Life Insurance Company                  Tranche 2:$1,500,000
700 South Street
Pittsfield, MA 01201
Attn: Securities Department

Payments:
--------

All Payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Johns Manville International, Inc., 7.92% Senior Notes, Tranche 2, due July 7, 2009, PPN 47813# AB0, principal or interest") to:


     Berkshire Life Insurance Company
     Account Number 002-4-020877
     The Chase Manhattan Bank, N.A.
     ABA #021000021

Notices:
-------

All notices and communications, including notices with respect to payments and written confirmation of each payment, to be addressed as follows:

     Berkshire Life Insurance Company
     700 South Street
     Pittsfield, MA 01201
     Attn: Securities Department
     Phone No.: 413-499-4321
     Fax No.: 413-442-9763

     with copies of documentation drafts to:

     Ellen I. Whittaker, Senior Investment Officer- Fax: 413-442-9763 Bradley J. Klose, Associate General Counsel- Fax: 413-443-9397

Tax ID No.:  04-1083480
----------

             Schedule A to Supplement to Note Purchase Agreements
             ----------------------------------------------------

                      INFORMATION RELATING TO PURCHASERS

                                                  Principal Amount
                                                  of Series 1999A Notes
Name and Address of Purchaser:                    to be Purchased
-----------------------------                     -----------------

United of Omaha Life Insurance Company            Tranche 1:$8,000,000
4- Investment Loan Administration
Mutual of Omaha Plaza
Omaha, NE 68175-1011

Payments:
--------

All Payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Johns Manville International, Inc., 7.71% Senior Notes, Tranche 1, due July 7, 2006, PPN 47813# AA2, principal or interest") to:

     Chase Manhattan Bank (ABA #021000021)
     Private Income Processing

     For credit to:
     United of Omaha Life Insurance Company, Account #900-9000200
     a/c: G07097

Notices:
-------

Notices with respect to payments and written confirmation of each payment, to be addressed as follows:

     The Chase Manhattan Bank

     4 New York Plaza- 13th Floor

     New York, NY 10004

     Attn: Income Processing- J. Pipperato

     a/c: G07097

All other notices and communications (i.e. Quarterly/Annual Reports, Tax filings, Modifications, Waivers regarding the indenture) to:

     United of Omaha Life Insurance Company
     4- Investment Loan Administration
     Mutual of Omaha Plaza
     Omaha, NE 68175-1011

Address for Delivery of Bonds:
-----------------------------

     The Chase Manhattan Bank
     North America Insurance- 6th Floor
     3 Chase Metrotech Center
     Brooklyn, NY 11245
     Attn: Christine Alonzo

Tax ID No.:  47-1322111
----------

             Schedule A to Supplement to Note Purchase Agreements
             ----------------------------------------------------

                      INFORMATION RELATING TO PURCHASERS

                                                  Principal Amount
                                                  of Series 1999A Notes
Name and Address of Purchaser:                    to be Purchased
-----------------------------                     -----------------

Modern Woodmen of America                         Tranche 2:$4,000,000
1701 First Avenue
Rock Island, IL 61201
Attn: Investment Department

Payments:
--------

All Payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Johns Manville International, Inc., 7.92% Senior Notes, Tranche 2, due July 7, 2009, PPN 47813# AB0, principal or interest") to:

     The Northern Trust Company
     50 South LaSalle St.
     Chicago, IL 60675
     ABA No. 071-000-152
     Account Name: Modern Woodmen of America
     Account No.: 84352

Notices:
-------

Notices with respect to payments and written confirmation of each payment, to be addressed as follows:

     Modern Woodmen of America
     1701 First Avenue
     Rock Island, IL 61201
     Attn: Investment Accounting Department

All other notices and communications to:

     Modern Woodmen of America
     1701 First Avenue
     Rock Island, IL 61201
     Attn: Investment Department

Tax ID No.:  36-1493430
----------

              Schedule A to Supplement to Note Purchase Agreements
              ----------------------------------------------------

                       INFORMATION RELATING TO PURCHASERS

                                                  Principal Amount
                                                  of Series 1999A Notes
Name and Address of Purchaser:                    to be Purchased
-----------------------------                     -----------------

The Northwestern Mutual Life Insurance Company    Tranche 1: $9,000,000
720 East Wisconsin Avenue                         Tranche 2: $20,000,000
Milwaukee, WI 53202
Attn: Securities Department
Fax No.: 414-299-7124

Payments:
--------

All Payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Johns Manville International, Inc., 7.71% Senior Notes, Tranche 1, due July 7, 2006, PPN 47813# AA2, principal or interest" OR "Johns Manville International, Inc.,
                                       --
7.92% Senior Notes, Tranche 2, due July 7, 2009, PPN 47813# AB0, principal or interest," as applicable) to:

     Bankers Trust Company (ABA #021-001-033)
     16 Wall Street
     Insurance Unit- 4th Floor
     New York, NY 10005

     For the account of: The Northwestern Mutual Life Insurance Company Account No. 00-000-027

Notices:
-------

Notices with respect to payments and written confirmation of each payment, to be addressed as follows:

     The Northwestern Mutual Life Insurance Company
     720 East Wisconsin Avenue
     Milwaukee, WI 53202
     Attn: Investment Operations

     Fax No.: 414-299-5714

All other communications shall be delivered to:

     The Northwestern Mutual Life Insurance Company
     720 East Wisconsin Avenue
     Milwaukee, WI 53202
     Attn: Securities Department
     Fax No.: 414-299-7124

Delivery Address for Notes



     The Northwestern Mutual Life Insurance Company
     720 East Wisconsin Avenue
     Milwaukee, WI 53202
     Attn: Elizabeth J. Lentini

Tax ID No.:  39-0509570
----------

             Schedule A to Supplement to Note Purchase Agreements
             ----------------------------------------------------

                      INFORMATION RELATING TO PURCHASERS

                                         Principal Amount
                                         of Series 1999A Notes
Name and Address of Purchaser:           to be Purchased
---------------------------------------  ----------------------
Principal Life Insurance Company         Tranche 2: $22,000,000
c/o Principal Capital Management, LLC                $5,000,000
801 Grand Avenue                                     $1,000,000
Des Moines, Iowa 50392-0800
Attn: Investment-Securities
Fax No.: (515) 248-2490
Confirmation No.: (515) 248-3495

Payments:
--------

All Payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Johns Manville International, Inc., 7.92% Senior Notes, Tranche 2, due July 7, 2009, PPN 47813# AB0, principal or interest") to:

     ABA No. 073000228
     Norwest Bank Iowa, N.A.
     7th and Walnut Streets
     Des Moines, Iowa 50309

     For credit to Principal Life Insurance Company
     Account No. 0000014752
     OBI PFGSE (S) B0062268()JManville

Notices:
-------

Notices with respect to payments and written confirmation of each payment, to be addressed as follows:

     Principal Capital Management, LLC
     801 Grand Avenue
     Des Moines, Iowa 50392-0960
     Attn: Investment Accounting-Securities

     Fax No.: (515) 248-2643

     Confirmation No.: (515) 247-0689

All other notices and communications to:


     Principal Capital Management, LLC
     801 Grand Avenue
     Des Moines, Iowa 50392-0800
     Attn: Investment-Securities
     Fax No.: (515) 248-2490
     Confirmation No.: (515) 248-3495


Delivery Address for Notes
--------------------------

     Principal Capital Management, LLC
     801 Grand Avenue
     Des Moines, Iowa 50392-0301
     Attn: Jon C. Heiny, Esq.

Tax ID No.:  42-0127290
----------

              Schedule A to Supplement to Note Purchase Agreements
              ----------------------------------------------------

                       INFORMATION RELATING TO PURCHASERS

                                                      Principal Amount
                                                      of Series 1999A Notes
Name and Address of Purchaser:                        to be Purchased
-----------------------------                         -----------------

Commercial Union Life Insurance Company of America    Tranche 1: $1,500,000
c/o Principal Capital Management, LLC
801 Grand Avenue
Des Moines, Iowa 50392-0800
Attn.: Investment Securities- Jon Davidson
Fax No.: (515) 248-2490

Payments:
--------

All Payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Johns Manville International, Inc., 7.71% Senior Notes, Tranche 1, due July 7, 2006, PPN 47813# AA2, principal or interest") to:


     First Union (Philadelphia)
     ABA No. 031201467
     1500 Market Street
     Philadelphia, PA 19102-2509
     Attn: Joe Aman
     DDA 5000012398064

     For further credit to Account No. 060073-02-4 (Commercial Union Life Insurance Company of America/Principal)
     OBI PFGSE (S) B0062267()JManville

Notices:
-------

Notices with respect to payments and written confirmation of each payment, to be addressed as follows:

     Commercial Union Life Insurance Company of America
     c/o Principal Capital Management, LLC
     801 Grand Avenue
     Des Moines, Iowa 50392-0960
     Attn.: Investment Accounting- Securities
     Fax No.: (515) 248-2643
     Confirmation No.: (515) 247-0689

All other notices and communication to:

     Commercial Union Life Insurance Company of America
     c/o Principal Capital Management, LLC
     801 Grand Avenue
     Des Moines, Iowa 50392-0800
     Attn.: Investment Securities- Jon Davidson
     Fax No.: (515) 248-2490
     Confirmation No.: (515) 248-3495

Delivery Address for Notes
--------------------------

     Commercial Union Life Insurance Company of America
     c/o Principal Capital Management, LLC
     801 Grand Avenue
     Des Moines, Iowa 50392-0301
     Attn: Jon C. Heiny, Esq.

Tax ID No.:  04-2235236
----------

             Schedule A to Supplement to Note Purchase Agreements
             ----------------------------------------------------

                      INFORMATION RELATING TO PURCHASERS

                                                  Principal Amount
                                                  of Series 1999A Notes
Name and Address of Purchaser:                    to be Purchased
-----------------------------                     -----------------

Principal Life Insurance Company On Behalf of     Tranche 2: $5,000,000
One or More Separate Accounts
Principal Capital Management, LLC
801 Grand Avenue
Des Moines, Iowa 50392-0800
Attn: Investment-Securities
Fax No.: (515) 248-2490
Confirmation No.: (515) 248-3495

Payments:
--------

All Payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Johns Manville International, Inc., 7.92% Senior Notes, Tranche 2, due July 7, 2009, PPN 47813# AB0, principal or interest") to:


     ABA No. 073000228
     Norwest Bank Iowa, N.A.
     7th and Walnut Streets
     Des Moines, Iowa 50309

     For credit to Principal Life Insurance Company
     Account No. 0000032395
     OBI PFGSE (S) B0062268()JManville

Notices:
-------

Notices with respect to payments and written confirmation of each payment, to be addressed as follows:

     Principal Capital Management, LLC
     801 Grand Avenue
     Des Moines, Iowa 50392-0960
     Attn: Investment Accounting-Securities

     Fax No.: (515) 248-2643

     Confirmation No.: (515) 247-0689

All other notices and communication to:

     Principal Capital Management, LLC
     801 Grand Avenue
     Des Moines, Iowa 50392-0800
     Attn: Investment-Securities
     Fax No.: (515) 248-2490
     Confirmation No.: (515) 248-3495

Delivery Address for Notes
--------------------------

     Principal Capital Management, LLC
     801 GrandAvenue
     Des Moines, Iowa 50392-0301
     Attn: Jon C. Heiny, Esq.

Tax ID No.:  42-0127290
----------

              Schedule A to Supplement to Note Purchase Agreements
              ----------------------------------------------------

                       INFORMATION RELATING TO PURCHASERS

                                                  Principal Amount
                                                  of Series 1999A Notes
Name and Address of Purchaser:                    to be Purchased
-----------------------------                     -----------------

Keyport Life Insurance Company                    Tranche 1:$7,000,000
c/o Stein Roe & Farnham Incorporated
1 South Wacker Drive
Chicago, IL 60606
Attn: Private Placements

Payments:
--------

All Payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Johns Manville International, Inc., 7.71% Senior Notes, Tranche 1, due July 7, 2006, PPN 47813# AA2, principal or interest") to:

     Federal Reserve Bank of Boston
     011001234/ BOS SAFE DEP
     DDA 125261
     Attn: MBS Income CC: 1253
     For: Keyport # KEYF0005002

Notices:
-------

All notices and communications, including notices with respect to payments and written confirmation of each payment, to be addressed as follows:

     Keyport Life Insurance Company
     c/o Stein Roe & Farnham Incorporated
     1 South Wacker Drive
     Chicago, IL 60606
     Attn: Private Placements

Name of Nominee in which Notes are to be issued:
-----------------------------------------------

     BOST & CO.

Delivery Address for Notes:
---------------------------

     Mellon Securities Trust Co.
     120 Broadway, 13th Floor
     New York, NY 10271
     Reference: A/C KEYF0005002 KEYPORT

Tax ID No.:  05-0302931
----------

              Schedule A to Supplement to Note Purchase Agreements
              ----------------------------------------------------

                       INFORMATION RELATING TO PURCHASERS

                                                  Principal Amount
                                                  of Series 1999A Notes
Name and Address of Purchaser:                    to be Purchased
-----------------------------                     -----------------

Kemper Investors Life Insurance Company           Tranche 1:$5,500,000
c/o Scudder Kemper Investment, Inc.
222 South Riverside Plaza
Chicago, IL 60606-5808
Attn: Private Placements

Payments:
--------

All Payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Johns Manville International, Inc., 7.71% Senior Notes, Tranche 1, due July 7, 2006, PPN 47813# AA2, principal or interest") to:

     HARE & CO.- Account No. 195279
     at The Bank of New York ( ABA No.: 021000018)
     BNF
     IOC 566
     Attention: Security Income Collection

Notices:
-------

All notices and communications, including notices with respect to payments and written confirmation of each payment, to be addressed as follows:

     Kemper Investors Life Insurance Company
     c/o Scudder Kemper Investment, Inc.
     222 South Riverside Plaza
     Chicago, IL 60606-5808
     Attn: Private Placements

Name of Nominee in which Notes are to be issued:
-----------------------------------------------

     HARE & CO.

Delivery Address for Notes:
--------------------------

     The Bank of New York
     One Wall Street-3rd Floor, Window A
     Custody Name: Kemper Investors Life Insurance Company
     Custody Account No.: 195279

Tax ID No.:  36-3050975
----------

             Schedule A to Supplement to Note Purchase Agreements
             ----------------------------------------------------
                      INFORMATION RELATING TO PURCHASERS

                                                  Principal Amount
                                                  of Series 1999A Notes
Name and Address of Purchaser:                    to be Purchased
-----------------------------                     -----------------

Federal Kemper Life Assurance Company             Tranche 1:$2,500,000
c/o Scudder Kemper Investment, Inc.
222 South Riverside Plaza
Chicago, IL 60606-5808
Attn: Private Placements

Payments:
--------

All Payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Johns Manville International, Inc., 7.71% Senior Notes, Tranche 1, due July 7, 2006, PPN 47813# AA2, principal or interest") to:

     HARE & CO.- Account No. 195269
     at The Bank of New York ( ABA No.: 021000018)
     BNF
     IOC 566
     Attention: Security Income Collection

Notices:
-------

All notices and communications, including notices with respect to payments and written confirmation of each payment, to be addressed as follows:

     Federal Kemper Life Assurance Company
     c/o Scudder Kemper Investment, Inc.
     222 South Riverside Plaza
     Chicago, IL 60606-5808
     Attn: Private Placements

Name of Nominee in which Notes are to be issued:
-----------------------------------------------

     HARE & CO.

Delivery Address for Notes:
--------------------------

     The Bank of New York
     One Wall Street-3rd Floor, Window A
     Custody Name: Federal Kemper Life Assurance Company
     Custody Account No.: 195269

Tax ID No.:  04-6046830
----------

              Schedule A to Supplement to Note Purchase Agreements
              ----------------------------------------------------
                       INFORMATION RELATING TO PURCHASERS

                                                  Principal Amount
                                                  of Series 1999A Notes
Name and Address of Purchaser:                    to be Purchased
-----------------------------                     -----------------

Fidelity Life Association                         Tranche 1:$1,000,000
c/o Scudder Kemper Investment, Inc.
222 South Riverside Plaza
Chicago, IL 60606-5808
Attn: Private Placements

Payments:
--------

All Payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Johns Manville International, Inc., 7.71% Senior Notes, Tranche 1, due July 7, 2006, PPN 47813# AA2, principal or interest") to:

     HARE & CO.- Account No. 195271
     at The Bank of New York ( ABA No.: 021000018)
     BNF
     IOC 566
     Attention: Security Income Collection

Notices:
-------

All notices and communications, including notices with respect to payments and written confirmation of each payment, to be addressed as follows:

     Fidelity Life Association
     c/o Scudder Kemper Investment, Inc.
     222 South Riverside Plaza
     Chicago, IL 60606-5808
     Attn: Private Placements

Name of Nominee in which Notes are to be issued:
-----------------------------------------------

     HARE & CO.

Delivery Address for Notes:
--------------------------

     The Bank of New York
     One Wall Street-3rd Floor, Window A
     Custody Name: Fidelity Life Association
     Custody Account No.: 195271

Tax ID No.:  36-1068685
----------

              Schedule A to Supplement to Note Purchase Agreements
              ----------------------------------------------------

                       INFORMATION RELATING TO PURCHASERS

                                                  Principal Amount
                                                  of Series 1999A Notes
Name and Address of Purchaser:                    to be Purchased
-----------------------------                     -----------------

Zurich Life Insurance Company of America          Tranche 1:$500,000
c/o Scudder Kemper Investment, Inc.
222 South Riverside Plaza
Chicago, IL 60606-5808
Attn: Private Placements

Payments:
--------

All Payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Johns Manville International, Inc., 7.71% Senior Notes, Tranche 1, due July 7, 2006, PPN 47813# AA2, principal or interest") to:

     HARE & CO.- Account No. 399609
     at The Bank of New York ( ABA No.: 021000018)
     BNF
     IOC 566
     Attention: Security Income Collection

Notices:
-------

All notices and communications, including notices with respect to payments and written confirmation of each payment, to be addressed as follows:

     Zurich Life Insurance Company of America
     c/o Scudder Kemper Investment, Inc.
     222 South Riverside Plaza
     Chicago, IL 60606-5808
     Attn: Private Placements

Name of Nominee in which Notes are to be issued:
-----------------------------------------------

     HARE & CO.

Delivery Address for Notes:
--------------------------

     The Bank of New York
     One Wall Street-3rd Floor, Window A
     Custody Name: Zurich Life Insurance Company of America
     Custody Account No.: 399609

Tax ID No.:  36-6071398
----------

              Schedule A to Supplement to Note Purchase Agreements
              ----------------------------------------------------

                       INFORMATION RELATING TO PURCHASERS

                                                  Principal Amount
                                                  of Series 1999A Notes
Name and Address of Purchaser:                    to be Purchased
-----------------------------                     -----------------

Nationwide Life Insurance Company                 Tranche 1:$3,000,000
One Nationwide Plaza (1-33-207)                   Tranche 2:$2,000,000
Columbus, OH 43215-2220
Attn: Corporate Fixed-Income Securities

Payments:
--------

All Payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Johns Manville International, Inc., 7.71% Senior Notes, Tranche 1, due July 7, 2006, PPN 47813# AA2, principal or interest" OR "Johns Manville International, Inc.,
                                       --
7.92% Senior Notes, Tranche 2, due July 7, 2009, PPN 47813# AB0, principal or interest," as applicable) to:

     The Bank of New York (ABA #021-000-018)
     BNF: IOC566
     F/A/O Nationwide Life Insurance Company
     Attn: P & I Department

Notices:
-------

Notices with respect to payments and written confirmation of each payment, to be addressed as follows:

     Nationwide Life Insurance Company
     c/o The Bank of New York
     P.O. Box 19266
     Newark NJ 07195

     with a copy to:
     Nationwide Life Insurance Company
     Attn: Investment Accounting
     One Nationwide Plaza (1-32-05)
     Columbus, Ohio 43215-2220

All other notices and communication to:

     Nationwide Life Insurance Company
     One Nationwide Plaza (1-33-207)
     Columbus, OH 43215-2220
     Attn: Corporate Fixed-Income Securities


Delivery Address for Notes:
--------------------------

     The Bank of New York
     One Wall Street
     3rd Floor-Window A
     New York, NY 10286
     F/A/O Nationwide Life Insurance Co. Acct. #267829

Tax ID No.:  31-4156830
----------

              Schedule A to Supplement to Note Purchase Agreements
              ----------------------------------------------------

                       INFORMATION RELATING TO PURCHASERS

                                                  Principal Amount
                                                  of Series 1999A Notes
Name and Address of Purchaser:                    to be Purchased
-----------------------------                     -----------------

Nationwide Indemnity Company                      Tranche 1:$4,000,000
One Nationwide Plaza (1-33-207)
Columbus, OH 43215-2220
Attn: Corporate Fixed-Income Securities

Payments:
--------

All Payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Johns Manville International, Inc., 7.71% Senior Notes, Tranche 1, due July 7, 2006, PPN 47813# AA2, principal or interest") to:

     The Bank of New York (ABA #021-000-018)
     BNF: IOC566
     F/A/O Nationwide Life Insurance Company
     Attn: P & I Department

Notices:
-------

Notices with respect to payments and written confirmation of each payment, to be addressed as follows:

     Nationwide Life Insurance Company
     c/o The Bank of New York
     P.O. Box 19266
     Newark NJ 07195

     with a copy to:
     Nationwide Life Insurance Company
     Attn: Investment Accounting
     One Nationwide Plaza (1-32-05)
     Columbus, Ohio 43215-2220

All other notices and communication to:

     Nationwide Indemnity Company
     One Nationwide Plaza (1-33-207)
     Columbus, OH 43215-2220
     Attn: Corporate Fixed-Income Securities

Delivery Address for Notes:
--------------------------

     The Bank of New York
     One Wall Street
     3rd Floor-Window A
     New York, NY 10286
     F/A/O Nationwide Life Insurance Co. Acct. #264234

Tax ID No.:  31-1399201
----------

              Schedule A to Supplement to Note Purchase Agreements
              ----------------------------------------------------

                       INFORMATION RELATING TO PURCHASERS

                                                  Principal Amount
                                                  of Series 1999A Notes
Name and Address of Purchaser:                    to be Purchased
-----------------------------                     -----------------

AMCO Insurance Company                            Tranche 2:$1,000,000
One Nationwide Plaza (1-33-207)
Columbus, OH 43215-2220
Attn: Corporate Fixed-Income Securities

Payments:
--------

All Payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Johns Manville International, Inc., 7.92% Senior Notes, Tranche 2, due July 7, 2009, PPN 47813# AB0, principal or interest") to:

     The Bank of New York (ABA #021-000-018)
     BNF: IOC566
     F/A/O Nationwide Life Insurance Company
     Attn: P & I Department

Notices:
-------

Notices with respect to payments and written confirmation of each payment, to be addressed as follows:

     Nationwide Life Insurance Company
     c/o The Bank of New York
     P.O. Box 19266
     Newark NJ 07195

     with a copy to:
     Nationwide Life Insurance Company
     Attn: Investment Accounting
     One Nationwide Plaza (1-32-05)
     Columbus, Ohio 43215-2220

All other notices and communication to:

     AMCO Insurance Company
     One Nationwide Plaza (1-33-207)
     Columbus, OH 43215-2220
     Attn: Corporate Fixed-Income Securities

Name of Nominee in which Notes are to be issued:
-----------------------------------------------

     Nationwide Life Insurance Company

Delivery Address for Notes:
--------------------------

     The Bank of New York
     One Wall Street
     3rd Floor-Window A
     New York, NY 10286
     F/A/O Nationwide Life Insurance Co. Acct. #000611

Tax ID No.:  42-6054959
----------

              Schedule A to Supplement to Note Purchase Agreements
              ----------------------------------------------------

                       INFORMATION RELATING TO PURCHASERS

                                                  Principal Amount
                                                  of Series 1999A Notes
Name and Address of Purchaser:                    to be Purchased
-----------------------------                     -----------------

Colonial Penn Insurance Company                   Tranche 1:$5,000,000
GE Financial Assurance
Two Union Square, 601 Union Street
Seattle, WA 98101

Payments:
--------

All Payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Johns Manville International, Inc., 7.71% Senior Notes, Tranche 1, due July 7, 2006, PPN 47813# AA2, principal or interest") to:

     Bankers Trust Company
     14 Wall Street
     New York, NY 10005
     SWIFT Code: BKTR US 33
     ABA #021001033, Account No.: 99-911-145
     FCC# 098592

Notices:
-------

All notices and communications, including notices with respect to payments and written confirmation of each payment, to be addressed as follows:

     GE Financial Assurance
     Account: Colonial Penn Insurance Company
     Two Union Square, 601 Union Street
     Seattle, WA 98101
     Attn: Investment Accounting
     Telephone No.: (206) 516-2871
     Fax No.: (206) 516-4740

Original note agreement, conformed copy of the note agreement, amendment requests, financial statements, to be addressed as follows:

     Attn: Investment Dept., Private Placements
     Telephone No.: (206) 516-4954
     Fax No.: (206) 516-4863

Name of Nominee in which Notes are to be issued:
-----------------------------------------------

     SALKELD & CO.

Delivery Address for Notes:
--------------------------

     Bankers Trust Co.
     14 Wall Street, 4th Floor
     Mail Stop 4042, Window 61
     New York, NY 10005
     Acct #098592
     Attn.: Lorraine Squires (212) 618-2200

Tax ID No.:  23-2044095
----------

              Schedule A to Supplement to Note Purchase Agreements
              ----------------------------------------------------

                       INFORMATION RELATING TO PURCHASERS

                                                  Principal Amount
                                                  of Series 1999A Notes
Name and Address of Purchaser:                    to be Purchased
-----------------------------                     -----------------

Colonial Penn Franklin Insurance Company          Tranche 1:$1,000,000
GE Financial Assurance
Two Union Square, 601 Union Street
Seattle, WA 98101

Payments:
--------

All Payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Johns Manville International, Inc., 7.71% Senior Notes, Tranche 1, due July 7, 2006, PPN 47813# AA2, principal or interest") to:

     Bankers Trust Company
     14 Wall Street
     New York, NY 10005
     SWIFT Code: BKTR US 33
     ABA #021001033, Account No.: 99-911-145
     FCC# 098593

Notices:
-------

All notices and communications, including notices with respect to payments and written confirmation of each payment, to be addressed as follows:

     GE Financial Assurance
     Account: Colonial Penn Franklin Insurance Company
     Two Union Square, 601 Union Street
     Seattle, WA 98101
     Attn: Investment Accounting
     Telephone No.: (206) 516-2871
     Fax No.: (206) 516-4740

Original note agreement, conformed copy of the note agreement, amendment requests, financial statements, to be addressed as follows:

     Attn: Investment Dept., Private Placements
     Telephone No.: (206) 516-4954
     Fax No.: (206) 516-4863

Name of Nominee in which Notes are to be issued:
-----------------------------------------------

     SALKELD & CO.

Delivery Address for Notes:
--------------------------

     Bankers Trust Co.
     14 Wall Street, 4th Floor
     Mail Stop 4042, Window 61
     New York, NY 10005
     Acct #098593
     Attn.: Lorraine Squires (212) 618-2200

Tax ID No.:  22-1721971
----------

              Schedule A to Supplement to Note Purchase Agreements
              ----------------------------------------------------

                       INFORMATION RELATING TO PURCHASERS

                                                  Principal Amount
                                                  of Series 1999A Notes
Name and Address of Purchaser:                    to be Purchased
-----------------------------                     -----------------

Colonial Penn Madison Insurance Company           Tranche 1:$1,000,000
GE Financial Assurance
Two Union Square, 601 Union Street
Seattle, WA 98101

Payments:
--------

All Payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Johns Manville International, Inc., 7.71% Senior Notes, Tranche 1, due July 7, 2006, PPN 47813# AA2, principal or interest") to:

     Bankers Trust Company
     14 Wall Street
     New York, NY 10005
     SWIFT Code: BKTR US 33
     ABA #021001033, Account No.: 99-911-145
     FCC# 098594

Notices:
-------

All notices and communications, including notices with respect to payments and written confirmation of each payment, to be addressed as follows:

     GE Financial Assurance
     Account: Colonial Penn Madison Insurance Company
     Two Union Square, 601 Union Street
     Seattle, WA 98101
     Attn: Investment Accounting
     Telephone No.: (206) 516-2871
     Fax No.: (206) 516-4740

Original note agreement, conformed copy of the note agreement, amendment requests, financial statements, to be addressed as follows:

     Attn: Investment Dept., Private Placements
     Telephone No.: (206) 516-4954
     Fax No.: (206) 516-4863

Name of Nominee in which Notes are to be issued:
-----------------------------------------------

     SALKELD & CO.

Delivery Address for Notes:
--------------------------

     Bankers Trust Co.
     14 Wall Street, 4th Floor
     Mail Stop 4042, Window 61
     New York, NY 10005
     Acct #098594
     Attn.: Lorraine Squires (212) 618-2200

Tax ID No.:  13-1967524
----------

              Schedule A to Supplement to Note Purchase Agreements
              ----------------------------------------------------

                       INFORMATION RELATING TO PURCHASERS

                                                  Principal Amount
                                                  of Series 1999A Notes
Name and Address of Purchaser:                    to be Purchased
-----------------------------                     -----------------

First Colony Life Insurance Company               Tranche 2:$4,500,000
GE Financial Assurance
Two Union Square, 601 Union Street
Seattle, WA 98101

Payments:
--------

All Payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Johns Manville International, Inc., 7.92% Senior Notes, Tranche 2, due July 7, 2009, PPN 47813# AB0, principal or interest") to:

     Bankers Trust Company
     14 Wall Street
     New York, NY 10005
     SWIFT Code: BKTR US 33
     ABA #021001033, Account No.: 99-911-145
     FCC# 098069

Notices:
-------

All notices and communications, including notices with respect to payments and written confirmation of each payment, to be addressed as follows:

     GE Financial Assurance
     Account: First Colony Life Insurance Company
     Two Union Square, 601 Union Street
     Seattle, WA 98101
     Attn: Investment Accounting
     Telephone No.: (206) 516-2871
     Fax No.: (206) 516-4740

Original note agreement, conformed copy of the note agreement, amendment requests, financial statements, to be addressed as follows:

     Attn: Investment Dept., Private Placements
     Telephone No.: (206) 516-4954
     Fax No.: (206) 516-4863

Name of Nominee in which Notes are to be issued:
-----------------------------------------------

     SALKELD & CO.

Delivery Address for Notes:
--------------------------

     Bankers Trust Co.
     14 Wall Street, 4th Floor
     Mail Stop 4042, Window 61
     New York, NY 10005
     Acct #098069
     Attn.: Lorraine Squires (212) 618-2200

Tax ID No.:  54-0596414
----------

              Schedule A to Supplement to Note Purchase Agreements
              ----------------------------------------------------

                       INFORMATION RELATING TO PURCHASERS

                                                  Principal Amount
                                                  of Series 1999A Notes
Name and Address of Purchaser:                    to be Purchased
-----------------------------                     -----------------

General Electric Capital Assurance Company        Tranche 2:$10,000,000
GE Financial Assurance
Two Union Square, 601 Union Street
Seattle, WA 98101

Payments:
--------

All Payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Johns Manville International, Inc., 7.92% Senior Notes, Tranche 2, due July 7, 2009, PPN 47813# AB0, principal or interest") to:

     Bankers Trust Company
     14 Wall Street
     New York, NY 10005
     SWIFT Code: BKTR US 33
     ABA #021001033, Account No.: 99-911-145
     FCC# 097833

Notices:
-------

All notices and communications, including notices with respect to payments and written confirmation of each payment, to be addressed as follows:

     GE Financial Assurance
     Account: General Electric Capital Assurance Company
     Two Union Square, 601 Union Street
     Seattle, WA 98101
     Attn: Investment Accounting
     Telephone No.: (206) 516-2871
     Fax No.: (206) 516-4740

Original note agreement, conformed copy of the note agreement, amendment requests, financial statements, to be addressed as follows:

     Attn: Investment Dept., Private Placements
     Telephone No.: (206) 516-4954
     Fax No.: (206) 516-4863

Name of Nominee in which Notes are to be issued:
-----------------------------------------------

     SALKELD & CO.

Delivery Address for Notes:
--------------------------

     Bankers Trust Co.
     14 Wall Street, 4th Floor
     Mail Stop 4042, Window 61
     New York, NY 10005
     Acct #097833
     Attn.: Lorraine Squires (212) 618-2200

Tax ID No.:  91-6027719
----------

              Schedule A to Supplement to Note Purchase Agreements
              ----------------------------------------------------

                       INFORMATION RELATING TO PURCHASERS

                                                  Principal Amount
                                                  of Series 1999A Notes
Name and Address of Purchaser:                    to be Purchased
-----------------------------                     -----------------

The Guardian Life Insurance Company of America    Tranche 1: $5,000,000
7 Hanover Square                                  Tranche 2: $5,500,000
New York, NY 10004-2616
Attn: Raymond J. Henry, Investment Dept. 20-A
Fax No.: (212) 919-2656/2658

Payments:
--------

All Payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Johns Manville International, Inc., 7.71% Senior Notes, Tranche 1, due July 7, 2006, PPN 47813# AA2, principal or interest" OR "Johns Manville International, Inc.,
                                       --
7.92% Senior Notes, Tranche 2, due July 7, 2009, PPN 47813# AB0, principal or interest," as applicable) to:

     The Chase Manhattan Bank
     FED ABA # 021000021
     CHASE/NYC/CTR/BNF
     A/C 900-9-000200
     Reference A/C #G05978, Guardian Life

Notices:
-------

Notices with respect to payments and written confirmation of each payment, to be addressed as follows:

     The Guardian Life Insurance Company of America
     7 Hanover Square
     New York, NY 10004-2616
     Attn: Investment Accounting Dept. 17-B
     Fax No.: (212) 598-7011

All other notices and communications and notices to:

     The Guardian Life Insurance Company of America
     7 Hanover Square
     New York, NY 10004-2616
     Attn: Raymond J. Henry, Investment Dept. 20-A
     Fax No.: (212) 919-2656/2658

Name of Nominee in which Notes are to be issued:
-----------------------------------------------

     CUDD & CO.

Delivery Address for Notes
--------------------------

     Chase Manhattan Bank
     4 New York Plaza-11th Floor
     New York, NY 10004
     Attn: Larry Zimmer
     (212) 623-0987
     Reference A/C #G05978, Guardian Life

Tax ID No.:  13-6022143
----------

              Schedule A to Supplement to Note Purchase Agreements
              ----------------------------------------------------

                       INFORMATION RELATING TO PURCHASERS

                                                  Principal Amount
                                                  of Series 1999A Notes
Name and Address of Purchaser:                    to be Purchased
-----------------------------                     -----------------

New York Life Insurance Company                   Tranche 2:$18,000,000
51 Madison Avenue
New York, NY 10010
Attn: Investment Dept., Private Finance Group

Payments:
--------

All Payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Johns Manville International, Inc., 7.92% Senior Notes, Tranche 2, due July 7, 2009, PPN 47813# AB0, principal or interest") to:

     Chase Manhattan Bank
     New York, NY 10019
     ABA #021-000-021

     For the account of: New York Life Insurance Company
     General Account No. 008-9-00687

Notices:
-------

Notices with respect to payments and written confirmation of each payment, to be addressed as follows:

     New York Life Insurance Company
     51 Madison Avenue
     New York, NY 10010-1603
     Attn: Treasury Dept., Securities Income Section, Rm. 209

     Fax No.: (212) 447-4160

All other notices and communications to:

     New York Life Insurance Company
     51 Madison Avenue
     New York, NY 10010
     Attn: Investment Dept., Private Finance Group, Rm. 206
     Fax No.: (212) 447-4122

With a copy of any notices regarding defaults or Events of Default under the operative documents to:

     New York Life Insurance Company
     51 Madison Avenue
     New York, NY 10010
     Attn: Investment Section, Rm. 1104
     Fax No.: (212) 576-8340

Tax ID No.:  13-5582869
----------

              Schedule A to Supplement to Note Purchase Agreements
              ----------------------------------------------------

                       INFORMATION RELATING TO PURCHASERS

                                                  Principal Amount
                                                  of Series 1999A Notes
Name and Address of Purchaser:                    to be Purchased
-----------------------------                     -----------------

The Penn Mutual Life Insurance Company            Tranche 1:$3,500,000
600 Dresher Road
Horsham, PA 19044
Attn: Todd M. Fox, Senior Investment Analyst, Investment Dept. C1A
Phone: (215) 956-8523
Fax: (215) 956-8173

Payments:
--------

All Payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Johns Manville International, Inc., 7.71% Senior Notes, Tranche 1, due July 7, 2006, PPN 47813# AA2, principal or interest") to:

     Bankers Trust Company
     ABA #021-001-033
     16 Wall Street
     New York, NY 10005
     Acct. # 99911145
     Account Name: Private Placement Journal
     Further Credit: The Penn Mutual Life Insurance Company, A/C #092497

Notices:
-------

All notices and communications, including notices with respect to payments and written confirmation of each payment, to be addressed as follows:

     The Penn Mutual Life Insurance Company
     600 Dresher Road
     Horsham, PA 19044
     Attn: Todd M. Fox, Senior Investment Analyst, Investment Dept. C1A
     Phone: (215) 956-8523
     Fax: (215) 956-8173

Tax ID No.:  23-0952300
----------

              Schedule A to Supplement to Note Purchase Agreements
              ----------------------------------------------------

                       INFORMATION RELATING TO PURCHASERS

                                                  Principal Amount
                                                  of Series 1999A Notes
Name and Address of Purchaser:                    to be Purchased
-----------------------------                     -----------------

The Penn Insurance and Annuity Company            Tranche 1:$3,500,000
600 Dresher Road
Horsham, PA 19044
Attn: Todd M. Fox, Senior Investment Analyst, Investment Dept. C1A
Phone: (215) 956-8523
Fax: (215) 956-8173

Payments:
--------

All Payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Johns Manville International, Inc., 7.71% Senior Notes, Tranche 1, due July 7, 2006, PPN 47813# AA2, principal or interest") to:

     Bankers Trust Company
     ABA #021-001-033
     16 Wall Street
     New York, NY 10005
     Acct. # 99911145
     Account Name: Private Placement Journal
     Further Credit: The Penn Mutual Life Insurance Company, A/C #092506

Notices:
-------

All notices and communications, including notices with respect to payments and written confirmation of each payment, to be addressed as follows:

     The Penn Mutual Life Insurance Company
     600 Dresher Road
     Horsham, PA 19044
     Attn: Todd M. Fox, Senior Investment Analyst, Investment Dept. C1A
     Phone: (215) 956-8523
     Fax: (215) 956-8173

Tax ID No.:  23-2142731
----------

              Schedule A to Supplement to Note Purchase Agreements
              ----------------------------------------------------

                       INFORMATION RELATING TO PURCHASERS

                                                  Principal Amount
                                                  of Series 1999A Notes
Name and Address of Purchaser:                    to be Purchased
-----------------------------                     -----------------

The Canada Life Assurance Company                 Tranche 1:$2,000,000
The Canada Life Assurance Company - SP 11
330 University Avenue
Toronto, Ontario, Canada M5G 1R8
Attn: Paul English, Associate Treasurer, U.S. Private Placements

Payments:
--------

All Payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Johns Manville International, Inc., 7.71% Senior Notes, Tranche 1, due July 7, 2006, PPN 47813# AA2, principal or interest") to:

     For Regular Principal and Interest:
     -----------------------------------
     Chase Manhattan Bank
     ABA # 021-000-021
     A/C #900-9-000168   Attn: Doll Balbadar
     Trust Account No. G52750, The Canada Life Assurance Company
     Attn: Bond Interest

     For Sale to a Broker (Federal Wire Transfers-Cash):
     ---------------------------------------------------
     Chase Manhattan Bank
     ABA # 021-000-021
     A/C #900-9-000168
     Trust Account No. G52750, The Canada Life Assurance Company
     Attn: Doll Balbadar

     For Call or Maturity:
     ---------------------
     Chase Manhattan Bank
     ABA # 021-000-021
     A/C #900-9-000192
     Trust Account No. G52750, The Canada Life Assurance Company
     Attn: Doll Balbadar

Notices:
-------

Notices with respect to payments and written confirmation of each payment, to be addressed as follows:

     Chase Manhattan Bank
     North America Insurance
     3 Chase Metro Tech Centre- 6th Floor
     Brooklyn, NY 11245
     Attn: Doll Balbadar

     copy to:
     The Canada Life Assurance Company
     330 University Avenue, SP-12
     Toronto, Ontario, Canada M5G 1R8
     Attn: Supervisor, Securities Accounting

     Send financial statements and all other communications to:

     The Canada Life Assurance Company- SP 11
     330 University Avenue
     Toronto, Ontario, Canada M5G 1R8
     Attn: Paul English, Associate Treasurer, U.S. Private Placements

Name of Nominee in which Notes are to be issued:
-----------------------------------------------

     J. Romeo & Co.

Delivery Address for Notes
--------------------------

     Courier/Uniformed Messengers For Notes delivered FREE by Lawyer. (Primary
     ----------------------------
     Market). Notes must be deliverd with 48 hours of closing.
     Chase Manhattan Bank
     4 New York Plaza-11th Floor
     Receive Window
     New York, NY 10004-2477
     Attn: Larry Zimmer (212) 623-0987
     for: The Canada Life Assurance Company (Trust Account No. G52750)

     For Broker Delivery AGAINST PAYMENT (Secondary Market)
     -----------------------------------
     Chase Manhattan Bank
     4 New York Plaza
     Receive Window, Ground Floor
     New York, NY 10004-2477

     For Delivery Problems: Call Doll Balbadar (718) 242-1774

Tax ID No.:  38-0397420
----------

              Schedule A to Supplement to Note Purchase Agreements
              ----------------------------------------------------

                       INFORMATION RELATING TO PURCHASERS

                                                  Principal Amount
                                                  of Series 1999A Notes
Name and Address of Purchaser:                    to be Purchased
-----------------------------                     -----------------

Canada Life Insurance Company of America          Tranche 1:$4,250,000
The Canada Life Assurance Company
Corporate Treasury, SP-11
330 University Avenue
Toronto, Ontario, Canada M5G 1R8
Attn: Paul English, Associate Treasurer, U.S. Private Placements

Payments:
--------

All Payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Johns Manville International, Inc., 7.71% Senior Notes, Tranche 1, due July 7, 2006, PPN 47813# AA2, principal or interest") to:

     For Regular Principal and Interest:
     -----------------------------------
     Chase Manhattan Bank
     ABA # 021-000-021
     A/C #900-9-000200
     Trust Account No. G52709, Canada Life Insurance Company of America
     Attn: Doll Balbadar

     For our Sale to Broker (Federal Wire Transfers-Cash:
     ----------------------------------------------------
     Chase Manhattan Bank
     ABA # 021-000-0217
     A/C #900-9-000168
     Trust Account No. G52709, Canada Life Insurance Company of America
     Attn: Doll Balbadar

     For Call or Maturity:
     ---------------------
     Chase Manhattan Bank
     ABA # 021-000-021
     A/C #900-9-000192
     Trust Account No. G52709, Canada Life Insurance Company of America
     Attn: Doll Balbadar

Notices:
-------

Notices with respect to payments and written confirmation of each payment, to be addressed as follows:

     Chase Manhattan Bank
     North America Insurance
     3 Chase Metro Tech Centre- 6th Floor
     Brooklyn, NY 11245
     Attn: Doll Balbadar

     copy to:
     The Canada Life Assurance Company
     330 University Avenue, SP-12
     Toronto, Ontario, Canada M5G 1R8
     Attn: Supervisor, Securities Accounting

     Send financial statements and all other communications to:

     The Canada Life Assurance Company
     Corporate Treasury, SP-11
     330 University Avenue
     Toronto, Ontario, Canada M5G 1R8
     Attn: Paul English, Associate Treasurer, U.S. Private Placements

Name of Nominee in which Notes are to be issued:
-----------------------------------------------

     J. Romeo & Co.

Delivery Address for Notes
--------------------------

     Courier/Uniformed Messengers Notes within 48 hours of closing
     ----------------------------
     Chase Manhattan Bank
     4 New York Plaza-11th Floor
     Receive Window
     New York, NY 10004-2477
     Attn: Larry Zimmer (212) 623-0987
     for: Canada Life Insurance Company of America (Trust Account No. G52709)

     For Broker Delivery AGAINST PAYMENT (Secondary Market)
     -----------------------------------
     Chase Manhattan Bank
     4 New York Plaza
     Receive Window, Ground Floor
     New York, NY 10004-2477

     For Delivery Problems: Call  Doll Balbadar (718) 242-1774

Tax ID No.:  38-2816473
----------

              Schedule A to Supplement to Note Purchase Agreements
              ----------------------------------------------------

                       INFORMATION RELATING TO PURCHASERS

                                                  Principal Amount
                                                  of Series 1999A Notes
Name and Address of Purchaser:                    to be Purchased
-----------------------------                     -----------------

Canada Life Insurance Company of New York         Tranche 1:$750,000
The Canada Life Assurance Company- SP 11
330 University Avenue
Toronto, Ontario, Canada M5G 1R8
Attn: Paul English, Associate Treasurer, U.S. Private Placements

Payments:
--------

All Payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Johns Manville International, Inc., 7.71% Senior Notes, Tranche 1, due July 7, 2006, PPN 47813# AA2, principal or interest") to:

     For regular Principal and Interest:
     -----------------------------------
     Chase Manhattan Bank
     ABA # 021-000-021
     A/C #900-9-000200
     Trust Account No. G52685, Canada Life Insurance Company of New York
     Attn: Bond Interest

     For our Sale to a Broker (Federal Wire Transfers-Cash):
     -------------------------------------------------------
     Chase Manhattan Bank
     ABA # 021-000-021
     A/C #900-9-000168
     Trust Account No. G52685, Canada Life Insurance Company of New York
     Attn: Doll Balbadar

     For Call or Maturity:
     ---------------------
     Chase Manhattan Bank
     ABA # 021-000-021
     A/C #900-9-000192
     Trust Account No. G52685, Canada Life Insurance Company of New York
     Attn: Doll Balbadar

Notices:
-------

Notices with respect to payments and written confirmation of each payment, to be addressed as follows:

     Chase Manhattan Bank
     North America Insurance
     3 Chase Metro Tech Centre- 6th Floor
     Brooklyn, NY 11245
     Attn: Doll Balbadar

     copy to:
     The Canada Life Assurance Company
     330 University Avenue, SP-12
     Toronto, Ontario, Canada M5G 1R8
     Attn: Supervisor, Securities Accounting

     Send financial statements and all other communications to:

     The Canada Life Assurance Company- SP 11
     330 University Avenue
     Toronto, Ontario, Canada M5G 1R8
     Attn: Paul English, Associate Treasurer, U.S. Private Placements

Name of Nominee in which Notes are to be issued:
-----------------------------------------------

     J. Romeo & Co.

Delivery Address for Notes
--------------------------

     Courier/Uniformed Messengers Notes within 48 hours of closing
     ----------------------------
     Chase Manhattan Bank
     4 New York Plaza-11th Floor
     Receive Window
     New York, NY 10004-2477
     Attn: Larry Zimmer (212) 623-0987
     for: The Canada Life Insurance Company of New York (Trust Account No.
     G52685)

     For Broker Delivery AGAINST PAYMENT  (Secondary Market)
     ------------------------------------
     Chase Manhattan Bank
     4 New York Plaza
     Receive Window, Ground Floor
     New York, NY 10004-2477

     For Delivery Problem: Call Doll Balbadar (718) 242-1774

Tax ID No.:  13-2690792
----------

              Schedule A to Supplement to Note Purchase Agreements
              ----------------------------------------------------

                       INFORMATION RELATING TO PURCHASERS

                                                  Principal Amount
                                                  of Series 1999A Notes
Name and Address of Purchaser:                    to be Purchased
-----------------------------                     -----------------

TMG Life Insurance Company                        Tranche 1:$2,000,000
c/o The Mutual Group (U.S.), Inc.
401 North Executive Drive, Suite 300
Brookfield, WI 53008-0503
Attention: Connie Keller
Phone: (414) 641-4022
Fax: (414) 641-4055

Payments:
--------

All Payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Johns Manville International, Inc., 7.71% Senior Notes, Tranche 1, due July 7, 2006, PPN 47813# AA2, principal or interest") to:

   ABA Routing Transit No.:      Norwest Bank Minnesota, N.A.
   *(field 3400)                 091000019
   Beneficiary Account Number:   0000840245 (Must be 10 digits in length)
   Beneficiary Account Name:     Trust Wire Clearing (Must be on line 2)
   *(field 4200)
   OBI                           FFC: I.C. 13326600     Johns Manville     PPN:
   *(field 6000)                 P=                     I=
                                 End Balance=

   *Federal Reserve Field Tag Number

Notices:
-------

Notices with respect to payments and written confirmation of each payment, to be addressed as follows:

     TMG Life Insurance Company
     c/o The Mutual Group (U.S.), Inc.
     401 North Executive Drive, Suite 300
     Brookfield, WI 53008-0503
     Attention: Tamie Greenwood
     Phone: (414) 641-4027
     Fax: (414) 641-4055

All other communication shall be delivered to:

     TMG Life Insurance Company
     c/o The Mutual Group (U.S.), Inc.
     401 North Executive Drive, Suite 300
     Brookfield, WI 53008-0503
     Attention: Tamie Greenwood
     Phone: (414) 641-4027
     Fax: (414) 641-4055

Tax ID No.:  45-0208990
----------

              Schedule A to Supplement to Note Purchase Agreements
              ----------------------------------------------------

                       INFORMATION RELATING TO PURCHASERS

                                                         Principal Amount
                                                         of Series 1999A Notes
Name and Address of Purchaser:                           to be Purchased
-----------------------------                            -----------------

Teachers Insurance and Annuity Association of America    Tranche 2:$15,000,000
730 Third Avenue
New York, NY 10017

Payments:
--------

All Payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Johns Manville International, Inc., 7.92% Senior Notes, Tranche 2, due July 7, 2009, PPN 47813# AB0, principal or interest") to:

     Chase Manhattan Bank
     ABA No. 021-000-021
     New York, NY
     Account #900-9-000200
     For further credit to account #G07040

Notices:
-------

Notices with respect to payments and written confirmation of each payment, to be addressed as follows:

     Teachers Insurance and Annuity Association of America
     730 Third Avenue
     New York, NY 10017
     Attn: Securities Accounting Division
     Phone: (212) 916-4188
     Fax: (212) 916-6955

All other communications shall be delivered to:

     Teachers Insurance and Annuity Association of America
     730 Third Avenue
     New York, NY 10017
     Attn: Securities Division, Private Placements
     Phone: (212) 916-4335
     Fax: (212) 916-6582

Tax ID No.:  13-1624203
----------

SCHEDULE B

                                 DEFINED TERMS

          As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

          "Additional Notes" is defined in Section 2.2.

          "Additional Purchasers" means the purchasers of a Series of Additional Notes as set forth in the applicable Supplement for such Additional Notes.

          "Affiliate" means, at any time, and with respect to any Person, (a) any other Person (other than a Restricted Subsidiary) that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

          "Business Day" means (a) for the purposes of Section 8.7 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in Denver, Colorado or New York, New York are required or authorized to be closed.

          "Capital Lease" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

          "Closing" is defined in Section 3.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

          "Company" means Johns Manville Corporation, a Delaware corporation.

          "Confidential Information"  is defined in Section 20.

          "Consolidated Debt" means, as of any date of determination, the total of all Debt of the Company and its Restricted Subsidiaries outstanding on such date, after eliminating all offsetting debits and credits between the Company and its Restricted Subsidiaries and all other

                                SCHEDULE B - 1
items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Restricted Subsidiaries in accordance with GAAP.

          "Consolidated Net Income" means, for any period, the after tax net income (or loss) of the Company and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP, excluding extraordinary gains or losses.

          "Consolidated Net Worth" means, for any period and without giving effect to any items of other comprehensive income (determined in accordance with GAAP), (a) the total assets of the Company and its Restricted Subsidiaries which would be shown as assets on a consolidated balance sheet of the Company and Restricted Subsidiaries as of such time prepared in accordance with GAAP, after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Restricted Subsidiaries, minus (b) the total liabilities of the Company and its Restricted Subsidiaries which would be shown as liabilities on a consolidated balance sheet of the Company and its Restricted Subsidiaries as of such time prepared in accordance with GAAP.

          "Consolidated Operating Cash Flow" means, for any period, the sum of
(a) Consolidated Net Income for such period and (b) the amount of all interest expense (net of interest income), depletion, taxes and depreciation expense, and amortization expense of the Company and its Restricted Subsidiaries, but only to the extent deducted in the determination of Consolidated Net Income for such period determined on a consolidated basis in accordance with GAAP.

          "Consolidated Total Assets" means, at any date of determination, on a consolidated basis for the Company and its Restricted Subsidiaries, total assets, determined in accordance with GAAP.

          "Consolidated Total Capitalization" means, at any time, the sum of Consolidated Net Worth and Consolidated Debt.

          "Debt" means, with respect to any Person, without duplication, (a) all indebtedness of such Person (including with respect to any Notes issued pursuant to this Agreement and the Other Agreements) for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade accounts payables and accrued expenses arising in the ordinary course of business) to the extent such amounts would in accordance with GAAP be recorded as debt on the balance sheet of such Person;
(c) all noncontingent reimbursement or payment obligations of such Person with respect to Surety Instruments that have remained unpaid for more than three Business Days; (d) all obligations evidenced by notes, bonds, debentures or similar instruments; (e) all indebtedness created or arising under any conditional sale or title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations of such Person with respect to leases which are or should be capitalized on the balance sheet of such Person in accordance with GAAP; (g) the current portion of all obligations of such Person arising with respect to preferred stock which is mandatorily redeemable by such Person; (h) all indebtedness referred to in clauses

                                SCHEDULE B - 2

(a) through (g) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts or contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness; (i) all Guarantees and other direct and indirect liabilities of such Person in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (h) above; and (j) the aggregate financing amount payable from accounts receivable in connection with the Permitted Receivables Facility. For all purposes, the Debt of any Person shall include all recourse Debt of any partnership or joint venture in which such Person is a general partner or a joint venturer or a member.

          "Default" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

          "Default Rate" means that rate of interest that is 2% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes.

          "Environmental Claims" means any and all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or release or injury to the environment.

          "Environmental Laws" means any and all Federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case relating to environmental, health, safety and land use matters.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

          "ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

          "Event of Default" is defined in Section 11.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

          "Governmental Authority"  means

          (a)  the government of

               (i) the United States of America or any State or other political subdivision thereof, or

                                SCHEDULE B - 3

                (ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

          (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

          "Guarantee" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

          (a) to purchase such indebtedness or obligation or any property constituting security therefor;

          (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

          (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

          (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guarantee, the indebtedness or other obligations that are the subject of such Guarantee shall be assumed to be direct obligations of such obligor.

          "Guaranteed Obligations" is defined in Section 22.1.

          "Guaranty" is defined in Section 22.1.

          "holder" means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Issuer pursuant to
Section 13.1.

          "Institutional Investor" means (a) any original purchaser of a Note, and (b) any other holder of a Note holding more than $2,000,000 of the aggregate principal amount of the Notes then outstanding that is a bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

          "Issuer" means Johns Manville International, Inc., a Delaware corporation.

                                SCHEDULE B - 4

          "Joint Venture" means a corporation, partnership, limited liability company, joint venture or other similar arrangement (whether created by contract or conducted through a separate legal entity) now or hereafter formed by the Company or any of its Restricted Subsidiaries with another Person in order to conduct a common venture or enterprise with such Person.

          "Lien" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease (but not under any operating lease), upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

          "Make-Whole Amount" is defined in Section 8.7.

          "Material" or "Materially" means material or materially, as the case may be, in relation to the business, operations, affairs, financial condition, assets or properties of the Company and its Restricted Subsidiaries taken as a whole.

          "Material Adverse Effect" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Restricted Subsidiaries taken as a whole, or (b) the ability of the Company, the Issuer or the Subsidiary Guarantors, if any, to perform their respective obligations under this Agreement, the Notes or the Subsidiary Guaranty, as applicable, or (c) the validity or enforceability of this Agreement, the Notes or the Subsidiary Guaranty.

          "Material Subsidiary" means, at any time, the Issuer and any other direct or indirect Subsidiary which meets either of the following conditions:
(i) the Company's and its other Subsidiaries' proportionate share of the total assets (after intercompany eliminations) of such Subsidiary exceeds 5% of the total assets of the Company and all of its Subsidiaries on a consolidated basis; or (ii) the income from continuing operations of such Subsidiary before income taxes, extraordinary items and cumulative effect of any change in accounting principles exceeds 5% of such income of the Company and all of its Subsidiaries on a consolidated basis, as of the end of or for, as the case may be, the then most recently completed fiscal year of the Company, based upon the annual financial statements for the most recently completed fiscal year of the Company.

          "Memorandum" is defined in Section 5.3.

          "Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

          "Notes" means the Series A Notes and any Additional Notes issued pursuant to Section 2.2, together with any such notes issued in substitution therefor pursuant to Section 13 of the Agreements.

                                SCHEDULE B - 5

          "Officer's Certificate" means a certificate of a Senior Financial Officer or of any other officer of the Company or the Issuer, as applicable, whose responsibilities extend to the subject matter of such certificate.

          "Other Agreements" is defined in Section 2.

          "Other Purchasers" is defined in Section 2.

          "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

          "Permitted Receivables" means all obligations of any obligor (whether now existing or hereafter arising) under a contract for sale of goods or services by the Company or any of its Restricted Subsidiaries, which shall include any obligation of such obligor (whether now existing or hereafter arising) to pay interest, finance charges or amounts with respect thereto, and, with respect to any of the foregoing receivables or obligations, (a) all of the interest of the Company or any of its Restricted Subsidiaries in the goods (including returned goods) the sale of which gave rise to such receivable or obligation after the passage of title thereto to any obligor, (b) all other Liens and property subject thereto from time to time purporting to secure payment of such receivables or obligations, and (c) all guarantees, insurance, letters of credit and other agreements or arrangements of whatever character from time to time supporting or securing payment of any such receivables or obligations.

          "Permitted Receivables Facility" means any agreement of the Company or any of its Restricted Subsidiaries providing for sales, transfers or conveyances of Permitted Receivables purporting to be sales (and considered sales under GAAP) that do not provide, directly or indirectly, for recourse against the seller of such Permitted Receivables (or against any of such seller's Affiliates) by way of a Guarantee or any other support arrangement, with respect to the amount of such Permitted Receivables (based on the financial condition or circumstances of the obligor thereunder), other than such limited recourse as is reasonable given market standards for transactions of a similar type, taking into account such factors as historical bad debt loss experience and obligor concentration levels.

          "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

          "Plan" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

          "Preferred Stock" means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

                                SCHEDULE B - 6

          "property" or "properties" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

          "QPAM Exemption" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

          "Required Holders" means, with respect to any Series, at any time, the holders of more than 50% in principal amount of the Notes of such Series at the time outstanding (exclusive of Notes then owned by the Company or any of its Subsidiaries or Affiliates).

          "Responsible Officer" means with respect to the Company or the Issuer, as applicable, its Senior Financial Officer and any other officer of the Company or the Issuer with responsibility for the administration of the relevant portion of this Agreement.

          "Restricted Subsidiary" means the Issuer and any other Subsidiary of the Company or of any of its Wholly-Owned Restricted Subsidiaries which (a) at least a majority of the voting securities of which are owned by the Company and/or one or more Wholly-Owned Restricted Subsidiaries, and (b) is not designated as an Unrestricted Subsidiary. The Company or the Issuer may designate in writing to each of the holders of the Notes any Unrestricted Subsidiary as a Restricted Subsidiary and may designate in writing to each of the holders of the Notes any Restricted Subsidiary as an Unrestricted Subsidiary; provided that (i) no such designation of an Unrestricted Subsidiary
            --------
as a Restricted Subsidiary shall be effective unless immediately after giving effect thereto such Subsidiary could incur an additional $1.00 of Consolidated Debt under Section 10.5; (ii) no such designation of a Restricted Subsidiary as an Unrestricted Subsidiary shall be effective unless (x) such designation is treated as a transfer under Section 10.2 and such designation is permitted by
Section 10.2 and (y) such Subsidiary does not own any stock, other equity interest or Debt of the Company or a Restricted Subsidiary; and (iii) no such designation of a Restricted Subsidiary as an Unrestricted Subsidiary or of an Unrestricted Subsidiary as a Restricted Subsidiary shall be effective unless, immediately after giving effect thereto (A) the Company could incur at least $1.00 of additional Consolidated Debt under Section 10.5, and no Default or Event of Default would exist; provided, further, that any Subsidiary that has been redesignated as a Restricted Subsidiary or Unrestricted Subsidiary as provided in the foregoing sentence of this definition may not thereafter be designated or redesignated as a Restricted Subsidiary or an Unrestricted Subsidiary, as the case may be.

          "Securities Act" means the Securities Act of 1933, as amended from time to time.

          "Security" has the meaning set forth in section 2(l) of the Securities Act.

          "Senior Financial Officer" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company or the Issuer, as applicable.

          "Series" means each series of Notes issued pursuant to Section 2, including the Series A Notes and each series of Additional Notes.

          "Subordinated Debt" means any Debt that is in any manner subordinated in right of payment or security in any respect to Debt evidenced by the Notes.

                                SCHEDULE B - 7

          "Subsidiary" means, as to any Person, any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the outstanding voting stock, membership interests or other equity interests (in the case of Persons other than corporations) having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions, is owned or controlled directly or indirectly by such Person, or one or more of the Subsidiaries of such Person, or a combination thereof. Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

          "Subsidiary Guarantor" means each U.S. Subsidiary that is required to be a party to the Subsidiary Guaranty.

          "Subsidiary Guaranty" means that certain Subsidiary Guaranty, substantially in the form of Exhibit 9.6(a) hereto, to be executed by the Subsidiary Guarantors, if any, as amended, supplemented and modified from time to time.

          "Supplement" is defined in Section 2.2.

          "Surety Instruments" means all letters of credit (including standby and commercial), bankers' acceptances, bank guarantees, shipside bonds, surety bonds and similar instruments.

          "Trust" means the Manville Personal Injury Settlement Trust.

          "Trust Tax Benefits" means, for any fiscal period, the amount of tax benefits attributable during such fiscal period (or if such fiscal period is a fiscal quarter, to be attributable during the fiscal year of which such fiscal period is a part) resulting from (a) purchases by the Company during such fiscal year of its common stock from the Trust, and/or (b) purchases by the Company during previous fiscal years of its common stock from the Trust, if such benefits could not be realized during previous fiscal years, each as determined on a consolidated basis in accordance with GAAP.

          "Unrestricted Subsidiary" means any Subsidiary which is designated as an Unrestricted Subsidiary on Schedule 5.4 attached hereto or is designated as such in writing by the Company or the Issuer to each of the holders of the Notes pursuant to the definition of "Restricted Subsidiary"; provided that the Issuer may not be designated as an Unrestricted Subsidiary.

          "U.S. Subsidiary" means a Subsidiary organized pursuant to the laws of any of the several states of the United States of America.

          "Wholly-Owned Restricted Subsidiary" means, at any time, any Restricted Subsidiary one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-Owned Restricted Subsidiaries at such time.

                                SCHEDULE B - 8